As filed with the Securities and Exchange Commission on August 13, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Longino

Chief Financial Officer and Treasurer

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen L. Werner, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

(212) 878-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
7.625% Contingent Convertible Senior Notes due 2027	$140,000,000(1)	100%	$140,000,000	$4,298
Common Stock, par value $0.001 per share	14,659,680(4)	—	—	(5)

(1)	Represents the aggregate principal amount of the 7.625% Contingent Convertible Senior Notes due 2027 (the “Notes”) that were originally issued by the registrant.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Exclusive of accrued interest, if any.
(4)	Represents the maximum number of shares of common stock, par value $0.001 per share, issuable upon conversion of the Notes at a conversion rate corresponding to the maximum conversion rate of 104.7120 shares of our common stock per $1,000 principal amount of the Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminable number of shares of common stock that may be issued in connection with a stock split, stock dividend recapitalization or similar event.
(5)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

$140,000,000

7.625% Contingent Convertible Senior Notes due 2027

and up to 14,659,680 Shares of Common Stock

Issuable upon Conversion of the Notes

On May 15, 2007, we issued and sold $115.0 million aggregate principal amount of our 7.625% Contingent Convertible Senior Notes due 2027, or the notes, to RBC Capital Markets Corporation, as initial purchaser, in a private transaction. On June 13, 2007, we issued and sold an additional $25.0 million aggregate principal amount of the notes pursuant to the exercise of an option by the initial purchaser. This prospectus will be used by selling securityholders to resell the notes and the shares of common stock issuable upon conversion of the notes. We will not receive any of the proceeds from the sale of the notes or from any issuance of shares of common stock by any of the selling securityholders.

The notes bear interest at 7.625% per year. Interest on the notes is payable in arrears on May 15 and November 15 of each year, beginning on November 15, 2007. The notes will mature on May 15, 2027. We may redeem all or a portion of the notes for cash at any time (1) prior to the date on which they mature to preserve our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes or (2) on or after May 20, 2012, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date.

The notes are convertible prior to the maturity date into cash and, if applicable, shares of our common stock in the following circumstances: (i) during any fiscal quarter commencing after the date of original issuance of the notes, if our common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter immediately preceding the quarter in which the conversion occurs is more than 130% of the conversion price of the notes in effect on that 30th trading day; (ii) if we have called the particular notes for redemption and the redemption has not yet occurred; (iii) during the five consecutive business-day period following any five consecutive trading-day period in which the “trading price” for the notes for each day of that period was less than 98% of our common stock price during each day of that period multiplied by the then current conversion rate; (iv) upon the occurrence of specified corporate transactions, including certain fundamental changes; or (v) during the 30 days prior to, and including the second business day prior to, any conversion transaction (as defined in this prospectus), scheduled repurchase date or the maturity date. The initial conversion rate for each $1,000 principal amount of notes is 85.4701 shares of our common stock. This is equivalent to an initial conversion price of approximately $11.70 per share.

Holders will also have the right to require us to repurchase all or a portion of the notes for cash on May 15, 2012, May 15, 2017 and May 15, 2022 for a repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. Holders will also have the right to require us to repurchase all or a portion of the notes for cash upon the occurrence of a fundamental change (as defined in this prospectus) at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date.

The notes are general unsecured obligations and rank equally with all of our existing and future unsubordinated, unsecured indebtedness and senior in right of payment to any future subordinated indebtedness. The notes are effectively subordinated in right of payment to all of our existing and future secured indebtedness and structurally subordinated to any liabilities and other indebtedness of our subsidiaries.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AFN.” On August 10, 2007, the last reported sale price of our common stock on the NYSE was $5.02 per share.

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our shares of common stock, which includes the shares of common stock issuable upon the conversion of the notes. See “Description of Stock—Restrictions on Ownership and Transfer” beginning on page 33 of this prospectus.

The notes and shares of common stock issuable upon the conversion of the notes may be offered in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. In addition, shares of common stock may be sold from time to time in ordinary brokerage transactions effected on the NYSE. See “Plan of Distribution.”

Investing in our notes and common stock involves risks that are described in the section entitled “ Risk Factors” beginning on page 25 of our Annual Report on Form 10-K for the year ended December 31, 2006 as well as other reports that we may file from time to time with the Securities and Exchange Commission, or the SEC.

Neither the SEC nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2007.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or common shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

This prospectus is part of a registration statement that was filed with the SEC using a “shelf” registration process or continuous offering process. Under the shelf registration process, the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling secutityholders. We may also file, from time to time, a prospectus supplement or an amendment to the registration statement of which this prospectus forms a part containing additional information about the selling secutityholders and the terms of the offering of the securities. That prospectus supplement or amendment may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement or amendment may also add, update or change information in this prospectus. If there is any supplement or amendment, you should rely on the information in that prospectus supplement or amendment.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement and any amendments to such registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read both this prospectus and any prospectus supplement, together with additional information described below under the heading “Where You Can Find More Information.” Information incorporated by reference with the SEC after the date of this prospectus, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update or change information in this prospectus or any prospectus supplement. If information in these subsequent filings, prospectus supplements or amendments is inconsistent with this prospectus or any prospectus supplement, the information incorporated by reference or included in the subsequent prospectus supplement or amendment will supersede the information in this prospectus or any earlier prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

As used in this prospectus, unless otherwise noted and as the context otherwise requires, we refer to Alesco Financial Inc. and its consolidated subsidiaries as “we,” “us,” “our” or “our company,” to the pre-merger Sunset Financial Resources, Inc. and its consolidated subsidiaries as “Sunset,” to the pre-merger Alesco Financial Trust and its consolidated subsidiaries as “AFT,” and to Cohen & Company Management, LLC, a wholly-owned subsidiary of Cohen Brothers, LLC, which does business as Cohen & Company, as “our manager.”

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus, including without limitation, those related to our future operations, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements, which are based on certain assumptions, are generally identifiable by use of the words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “seek,” “assume,” “may,” “will,” “seek,” or the negative of these words or other similar words or terms.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in general economic and business conditions, including performance of financial markets;

•	changes in business strategy or interest rates;

•	our continued qualification as a REIT;

•	general volatility of the capital markets and the market price of our shares of common stock; and

•

other risks and uncertainties described or incorporated by reference herein, including, without limitation, those risks and uncertainties discussed from time to time in our other reports and other public filings that we make with the SEC.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 that we filed with the SEC. We may update that information from time to time in subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and others filings with the SEC.

Although we believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable at the time they were made, all forward-looking statements are inherently uncertain, and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements for events or circumstances that arise after the statement is made.

SUMMARY

The following summary highlights selected information about us. This summary may not contain all of the information that may be important to you or that you should consider before investing in the notes and shares of common stock into which the notes, in certain circumstances, are convertible. We encourage you to read this entire prospectus as well as the documents which are incorporated by reference into this prospectus. You should also carefully consider the risks set forth under the caption entitled “Risk Factors” on page 5 of this prospectus as well as the risks described in Item 1A of our most recently filed Annual Report on Form 10-K and in any other documents incorporated by reference in this prospectus, including, without limitation, any updated risks included in our subsequent quarterly reports on Form 10-Q.

Information About Alesco Financial Inc.

We are a specialty finance company formed to invest primarily in certain target asset classes identified by Cohen Brothers, LLC, which does business as Cohen & Company, and its affiliates. We are externally managed and advised by Cohen & Company Management, LLC, whom we refer to as our manager, pursuant to a management agreement. Our manager is an affiliate of Cohen & Company, a specialized investment banking and asset management firm, which provides financing to small and mid-sized companies in financial services, real estate and other sectors. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ended December 31, 2004, and intend to continue to operate as a REIT.

We invest primarily in collateralized debt obligations, or CDOs, collateralized loan obligations, or CLOs, and similar securitized obligations structured and managed by Cohen & Company or its affiliates, which obligations were collateralized by U.S. dollar denominated assets in the following target asset classes:

•	mortgage loans and other real estate related senior and subordinated debt, residential mortgage-backed securities, or RMBS, and commercial mortgage-backed securities, or CMBS;

•

subordinated debt financings originated by Cohen & Company or third parties, primarily in the form of trust preferred securities, or TruPS, issued by banks, bank holding companies and insurance companies, and surplus notes issued by insurance companies; and

•

leveraged loans made to small and mid-sized companies in a variety of industries characterized by relatively low volatility and overall leverage, including the consumer products and manufacturing industries.

Our History

Prior to October 6, 2006, our name was Sunset Financial Resources, Inc., or Sunset. Sunset was incorporated in Maryland on October 6, 2003 and completed an initial public offering of common stock in March 2004. During the period from the completion of Sunset’s initial public offering through April 27, 2006, Sunset pursued a business strategy of originating commercial mortgage loans and investing in RMBS and CMBS.

On April 27, 2006, Sunset entered into a merger agreement with Alesco Financial Trust, or AFT, pursuant to which Sunset agreed to acquire AFT by merger in exchange for the issuance of 1.26 shares of Sunset’s common stock for each common share of beneficial interest of AFT. On the same date that Sunset entered into the merger agreement, Sunset entered into an interim management agreement with Cohen & Company Management, LLC, pursuant to which Sunset became externally managed, and Cohen & Company Management, LLC began to reposition Sunset’s investment strategy to mirror AFT’s investment strategy, which we continue to employ as of the date of this prospectus.

AFT was organized as a Maryland real estate investment trust on October 25, 2005 and commenced operations on January 31, 2006 upon completion of a private placement of its common shares of beneficial interest in which AFT received approximately $102 million in net proceeds. AFT was externally managed by Cohen & Company Management, LLC pursuant to a management agreement.

The merger closed on October 6, 2006 and the combined company was renamed Alesco Financial Inc. Upon the merger, the interim management agreement between Sunset and Cohen & Company Management, LLC was terminated and we assumed the long-term management agreement in place between AFT and Cohen & Company Management, LLC.

Our Manager

Cohen & Company Management, LLC, our manager, is responsible for administering our business activities and day-to-day operations through the resources of Cohen & Company, its parent. Our manager has entered into a shared services agreement with Cohen & Company pursuant to which Cohen & Company provides our manager with access to Cohen & Company’s credit analysis and risk management expertise and processes, information technology, office space, personnel and other resources to enable our manager to perform its obligations under the management agreement. Our management agreement and the shared services agreement are intended to provide us with access to Cohen & Company’s pipeline of assets in our target asset classes and its personnel and their experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations.

Recent Developments

Conversion Transaction

During our earnings call for investors to discuss our 2006 results of operations, our management announced that we intended to evaluate the risks and benefits of converting our structure from a publicly-traded corporation, that has elected to qualify as a REIT, to a publicly-traded limited liability company, or LLC, that intends to qualify as a partnership for U.S. federal income tax purposes (a “conversion” or “conversion transaction”). We are in the beginning stages of evaluating this conversion, and have made no decision to undertake any conversion. Undertaking a conversion to an LLC will involve complicated tax issues and issues relating to the Investment Company Act of 1940, as amended, and other regulations that must be carefully reviewed by our board of directors. In addition, the conversion would be subject to approval by our stockholders. There can be no assurance that we will undertake or continue to consider a conversion to an LLC.

Our Corporate Information

Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555. We maintain a website located at www.alescofinancial.com. Information contained or referenced on our website is not incorporated by reference into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves certain material risks. You should carefully consider the risks described under the caption entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, which we filed with the SEC on March 16, 2007 and which is incorporated herein by reference, as well as other documents incorporated by reference in this prospectus, including, without limitation, any updated risks included in our subsequent quarterly reports on Form 10-Q. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement or post-effective amendment we may file or in other reports we file with the SEC in the future. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. If any of these risks actually occur, our business, financial condition and results of operations could be adversely effected.

This prospectus, including the information incorporated by reference herein, also contains forward-looking statements that may not be realized by us as a result of certain factors, including, but not limited to, the risks contained in, or incorporated by reference into, this prospectus. Please refer to the section entitled “Forward-Looking Statements.”

Risks Related to the Notes and Common Stock

The notes are effectively subordinated to any existing and future secured indebtedness and are structurally subordinated to debt of our subsidiaries.

The notes are our senior, unsecured obligations. The notes are effectively subordinated in right of payment to any existing and future secured indebtedness we may have. These liabilities may include indebtedness, trade payables, guarantees, lease obligations, and letter of credit obligations. The notes do not restrict us from incurring senior secured debt in the future or having our subsidiaries guarantee our indebtedness, nor do they limit the amount of indebtedness we can issue that is equal in right of payment. As of June 30, 2007, we had approximately $54 million in outstanding borrowings under repurchase agreements.

The notes are obligations exclusively of Alesco but our assets consist primarily of equity in our subsidiaries and substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our ability to service our debt obligations, including our obligations under the notes, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

Our subsidiaries are separate and distinct legal entities and they have no obligation to pay any amounts due under the notes or to make any funds available for that purpose, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of June 30, 2007, our consolidated subsidiaries had approximately $10.8 billion of liabilities and other indebtedness in the aggregate (excluding intercompany liabilities), which included $10.6 billion of non-recourse debt of consolidated CDO entities and special purpose vehicles. In accordance with Financial Accounting Standard Board, or FASB, Interpretation No. 46R, “Consolidation of Variable Interest Entities,” or FIN 46R, we have been determined to be the primary beneficiary of certain CDO entities and special purpose vehicles and we include these entities and vehicles in our consolidated financial statements.

We will continue to have the ability to incur debt after this offering; if we incur substantial additional debt, these higher levels of debt may affect our ability to pay principal and interest on the notes.

The indenture governing the notes does not restrict our ability to incur additional indebtedness or require us to maintain financial ratios or specified levels of net worth or liquidity. If we incur substantial additional indebtedness in the future, these higher levels of indebtedness may affect our ability to pay principal and interest on the notes and our creditworthiness generally.

Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline between the day that holders exercise their conversion right and the day the value of their shares is determined.

The conversion value that holders will receive upon conversion of their notes is in part determined by the average of the daily volume-weighted average price per share of our common stock on the NYSE for the twenty consecutive trading days beginning on the third trading day immediately following either the conversion date, the redemption date, the maturity date or the repurchase date, as applicable. Accordingly, if the price of our common stock decreases after holders tender their notes for conversion, the conversion value that such holders receive may be adversely affected.

A holder’s right to convert the notes is conditional, which could impair the value of the notes.

The notes are convertible only if specified conditions are met. See “Description of Notes.” If the specified conditions for conversion are not met, holders of notes will not be able to convert their notes, and holders may not be able to receive the value of the cash and shares into which the shares would otherwise be convertible. In addition, upon conversion of the notes, we will not be required to deliver cash or issue shares to satisfy our conversion obligation until at least 15 business days after the conversion date. As a result, the value of the notes surrendered for conversion will be subject to market risk pending settlement.

The price of our common stock, and therefore the price of the notes, may fluctuate significantly which may make it difficult for holders to resell their notes or the shares of our common stock that may be issued upon conversion of the notes when holders want or at desired prices.

The price of our common stock on the NYSE constantly fluctuates and will continue to fluctuate. Because the notes are convertible into our common stock, volatility of or depressed prices for our common stock could have a similar effect on the trading price of the notes. The market price of our notes and the underlying common stock may fluctuate in response to a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated fluctuations in our results of operations;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors, and our ability to meet expectations;

•	the operating and stock performance of our competitors;

•	fluctuations in market rates of interest;

•	deterioration in asset quality due to an economic downturn;

•	legislative or regulatory changes;

•	adverse developments in our loan or investment portfolios;

•	unanticipated declines or slower than anticipated growth in our business;

•	additions or departures of key management personnel;

•	competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises; and

•	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus.

In addition, from time to time the stock markets generally experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of the companies traded in such markets. These broad fluctuations may adversely affect the trading price of our common stock, regardless of our actual results of operations. Holders who receive our common stock upon exchange of their notes will be subject to the risk of volatile and depressed market prices of our common stock. It is impossible to assure holders of notes that the market price of our common stock will not fall in the future.

We may be unable to repurchase the notes as required under the indenture upon a fundamental change or on the specified dates at the option of the holder or pay the holder cash upon conversion of the notes.

Upon a fundamental change, and on May 15, 2012, May 15, 2017 and May 15, 2022, holders will have the right to require us to repurchase their notes for cash. In addition, upon conversion of the notes, holders will have the right to receive a cash payment. If we do not have sufficient funds to pay the repurchase price for all of the notes tendered upon a fundamental change, the cash due upon repurchases of the notes on May 15, 2012, May 15, 2017 and May 15, 2022 or the cash due upon conversion, an event of default under the indenture governing the notes would occur as a result of such failure. In addition, cash payments in respect of notes that are tendered for repurchase or that are converted may be subject to limits and might be prohibited, or create an event of default, under our agreements relating to borrowings that we may enter into from time to time. Our failure to make cash payments in respect of the notes could result in an event of default under such agreements. Such other borrowings may be secured indebtedness and may prevent us from making cash payments in respect of the notes under certain circumstances. Our inability to pay for the notes that are tendered for repurchase or conversion could result in a holder receiving substantially less than the principal amount of the notes. See “Description of Notes — Repurchase of Notes at the Option of the Holder” and “— Repurchase at Option of Holders Upon a Fundamental Change.”

Upon an occurrence of a fundamental change, we may be required to offer to repay the notes and may be required to repay any other debt then outstanding. If a fundamental change were to occur subsequent to this offering, we may not have the financial resources available to repurchase all the notes for cash.

The definition of a fundamental change requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that does not constitute a fundamental change under the indenture.

The term “fundamental change,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, or certain reorganizations, mergers or similar transactions.

Ownership limitations and restrictions on transfer contained in our charter may impair the ability of holders to acquire notes or to convert notes for our common stock.

Our charter generally prohibits beneficial or constructive ownership by any person of more than 9.8% of the aggregate value of the outstanding shares of any class or series of our stock and prohibits ownership of any class or series of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of any class or series of our stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the shares of any class or series of our stock, and thus be subject to the ownership limitations. Any attempt to own or transfer shares of our stock in excess of the ownership limit without the consent of the board of directors may be void, and could result in the shares being automatically transferred to a charitable trust. For purposes of the charter, ownership of the notes offered hereby will be deemed to be ownership of our common stock issuable upon conversion of our notes. As a result, the ownership limits and restrictions on transfer contained in our charter may impair the ability of holders to acquire notes or receive common stock upon conversion of the notes.

The U.S. federal income tax consequences of the conversion of the notes into cash and common stock are unclear.

The U.S. federal income tax consequences of the conversion of the notes are not entirely clear. The conversion of the notes into common stock and cash is likely to be treated in its entirety as a recapitalization. Alternatively, it is possible that the conversion of the notes into common stock and cash may be treated in part as a conversion into stock and in part as a payment in redemption for the notes. In either event, U.S. holders who convert their notes may be subject to tax on at least a portion of the converted debentures. See “U.S. Federal Income Tax Considerations—U.S. Holders—Conversion of Notes” for more information.

Holders of notes may have to pay taxes with respect to distributions on our common stock that they do not receive.

The price at which the notes are convertible into shares of common stock is subject to adjustment under certain circumstances such as stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of Notes — Conversion Rights — Conversion Price Adjustments.” If the conversion price, and the resulting conversion rate, is adjusted in a manner which has the effect of increasing a holder’s proportionate interest in our assets or earnings, such adjustment may result in a deemed distribution to the holder and the holder would be required to include such amount in income for U.S. federal income tax purposes, notwithstanding the fact that the holder does not receive such distribution. In addition, non-U.S. holders (as defined in “U.S. Federal Income Tax Considerations”) of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. The adjustment to the conversion rate of notes converted in connection with certain fundamental changes, as described under “Description of Notes — Conversion Rights — Adjustment to Conversion Price Upon Certain Fundamental Changes” below, also may be treated as a taxable distribution. Please read “U.S. Federal Income Tax Considerations.”

The adjustment to the conversion rate for notes converted in connection with certain fundamental changes may not adequately compensate holders for the lost option time value of their notes as a result of such fundamental change and may not be enforceable.

If a corporate transaction described in the first, second or third bullet point of the definition of fundamental change occurs on or prior to May 15, 2012, we will increase the conversion rate as to the notes converted in connection with the fundamental changes. The increase in the conversion rate will be determined based on the date on which the fundamental change becomes effective and the price paid per share of common stock in the fundamental change as described under “Description of Notes — Conversion Rights — Adjustment to Conversion Rate Upon Certain Fundamental Changes.” While this adjustment is designed to compensate holders of notes for the lost option time value of their notes as a result of certain fundamental changes, the adjustment is only an approximation of such lost value and may not adequately compensate the holders for such loss. In addition, if the price paid per share of our common stock in the fundamental change is less than $9.55 or more than $36.00 (subject to adjustment), there will be no such adjustment. Furthermore, our obligation to make the adjustment could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Provisions of the notes could discourage an acquisition of us by a third party.

Certain provisions of the notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000 in cash at a price equal to 100% of the principal amount of notes to be repurchased, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. In addition, pursuant to the terms of the notes, we may not enter into certain mergers or acquisitions unless, among other things, the surviving person or entity assumes the payment of the principal of and interest (including additional interest, if any), including the delivery of the conversion value and any adjustment thereto resulting from such merger or acquisition.

Conversion of the notes could dilute the ownership of existing stockholders.

The conversion of some or all of the notes could dilute the ownership interests of existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

The notes may not be rated or may receive a lower rating than anticipated.

We believe that it is unlikely that the notes will be rated. If, however, one or more rating agencies rate the notes and assign the notes a rating lower than the rating expected by investors, or reduce their rating in the future, the market price of the notes and our common stock would be harmed.

Holders of notes will not be entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock, but holders of notes will be subject to all changes affecting our common stock. Holders of notes will have rights with respect to our common stock only if and when we deliver shares of common stock, if any, to such holder upon conversion of the notes. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, a holder of notes will not be entitled to vote on the amendment, although the holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the holders of the notes named in the section entitled “Selling Securityholders.” We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the underlying shares of common stock into which the notes may be converted.

The selling securityholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the notes or the underlying shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the notes and shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, NYSE listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.

RATIO OF EARNINGS TO FIXED CHARGES

	For the six-months ended June 30, 2007		For the eleven months ended December 31, 2006
	(in thousands)
Pre-tax income from continuing operations	$(34,829	)(1)	$22,797
Minority interest attributable to continuing operations	$9,697		$7,625
Interest Expense	$296,830		$188,121

Earnings before fixed charges	$271,698		$218,543

Interest expense (including amortization)	$296,830		$188,121

Total fixed charges	$296,830		$188,121

Ratio of earnings to fixed charges(2)	0.92x		1.16x

(1)	Pre-tax income from continuing operations includes a $74.4 million impairment loss on investments collateralized by mortgage-backed securities. Each of the mortgage-backed securities that was written-down continues to generate positive cashflows.
(2)	For the purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations before adjustment for minority interest in consolidated subsidiaries, plus “fixed charges” and certain other adjustments. “Fixed charges” consist of interest incurred on all indebtedness related to continuing operations (including amortization of original issue discount).

DESCRIPTION OF NOTES

The notes were issued under an indenture, dated as of May 15, 2007, between us and U.S. Bank National Association, as trustee. The notes and the shares of common stock issuable upon the conversion or redemption of the notes are covered by a registration rights agreement. The indenture and the registration rights agreement are exhibits to the registration statement of which this prospectus is a part. The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. The summary is not complete, and is subject to, and qualified by reference to, the detailed provisions of the form of notes, the registration rights agreement and the indenture, including the definitions of certain terms used in the indenture. You may request a copy of these documents from us at the address shown in “Where You Can Find More Information.” For purposes of this section, references to “we,” “us,” “our” and “Alesco” include only Alesco Financial Inc. and not its subsidiaries.

Brief Description of the Notes

The notes are limited in aggregate principal amount to $140,000,000. The notes are general, unsecured obligations, ranking equally with all of our existing and future unsubordinated, unsecured indebtedness and senior in right of payment to any future subordinated indebtedness. The notes are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the related security, and structurally subordinated to all existing and future liabilities and other indebtedness of our subsidiaries. The notes will mature on May 15, 2027, unless earlier redeemed at our option as described under “—Optional Redemption of the Notes,” repurchased by us at a holder’s option on certain dates as described under “—Repurchase of Notes at the Option of the Holder,” or repurchased by us at a holder’s option upon a fundamental change of Alesco as described under “—Repurchase at Option of Holders Upon a Fundamental Change” or converted at a holder’s option as described under “—Conversion Rights.”

Interest

The notes bear interest at the annual rate of 7.625% from May 15, 2007. Interest is payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2007, subject to certain exceptions if the notes are converted, redeemed or repurchased prior to the interest payment date. We will make each interest payment to persons who are holders of record of the notes at the close of business on the immediately preceding May 1 or November 1, whether or not this day is a business day. Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months.

Conversion Rights

Subject to the restrictions described in this “Description of Notes,” holders of notes may convert any outstanding notes into cash and, if applicable, shares of our common stock at an initial conversion price per share of $11.70 in accordance with the conversion mechanism described below, which represents an initial conversion rate of approximately 85.4701 shares of our common stock per $1,000 principal amount of the notes. The conversion price and resulting conversion rate are, however, subject to adjustment as described below under “ — Adjustment to Conversion Price Upon Certain Fundamental Changes” and “ — Conversion Price Adjustments.” A holder may convert notes only in denominations of $1,000 and integral multiples of $1,000.

General

Under the circumstances discussed below, holders of notes may surrender notes, in whole or in part, for conversion into cash and, if applicable, shares of our common stock at any time before the close of business on the second business day prior to the maturity date, unless their notes have been previously redeemed or repurchased. A holder’s right to convert a note called for redemption or delivered for repurchase will terminate at the close of business on the second business day immediately preceding the redemption date or repurchase date for that note, unless we default in making the payment due upon redemption or repurchase. In addition, if a holder has exercised its right to require us to repurchase its notes, such holder may convert its notes only if it withdraws its notice and converts its notes before the close of business on the business day immediately preceding such repurchase date. Holders may convert their notes only in the following circumstances:

•

during any fiscal quarter commencing after the date of original issuance of the notes, if our common stock price (as defined under “ — Conversion Upon Satisfaction of Common Stock Price Condition” below) for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter immediately preceding the quarter in which the conversion occurs is more than 130% of the conversion price in effect on that 30th trading day;

•	if we have called the particular notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date;

•

during the five consecutive business-day period following any five consecutive trading-day period in which the “trading price” of the notes for each day of that period was less than 98% of our common stock price during each day of that period multiplied by the then current conversion rate;

•	upon the occurrence of specified corporate transactions, including certain fundamental changes; or

•	during the 30 days prior to, and including, the second business day prior to any conversion transaction, scheduled repurchase date or the maturity date.

Upon conversion of notes, we will pay an amount in cash per note equal to the lesser of (i) $1,000 and (ii) the conversion value, as defined below. If the conversion value is greater than $1,000, we will also deliver shares of our common stock per each note converted equal to the sum of the daily share amounts, as defined below, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion reference period. See “ — Payment Upon Conversion.”

Conversion Upon Satisfaction of Common Stock Price Condition

Holders of notes may surrender any of their notes for conversion during any fiscal quarter commencing after the date of original issuance of the notes, if our common stock price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the fiscal quarter immediately preceding the quarter in which the conversion occurs is more than 130% of the conversion price in effect on that 30th trading day.

The “common stock price” on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for our common stock as reported in composite transactions on the NYSE or the principal United States national securities exchange on which our common stock is traded or listed or, if our common stock is not so traded or listed, any United States system of automated dissemination of quotations of securities prices or an established automated over-the-counter trading market in the United States or, if not so traded or listed or quoted, as otherwise provided in the indenture.

Conversion Upon Satisfaction of Trading Price Condition

Holders of notes may surrender any of their notes for conversion prior to maturity during the five consecutive business-day period following any five consecutive trading-day period in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each day of that period was less than 98% of the product of our common stock price for each day of that period and the then current conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per note obtained by the trustee for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchaser of the notes, provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will be deemed to be less than 98% of the then current conversion rate of the notes multiplied by our common stock price on such determination date.

The trustee will determine the trading price of the notes upon our request, and it has no obligation to determine the trading price and whether the notes are convertible pursuant to this conversion condition except upon our request. We have no obligation to make that request unless a holder provides us with reasonable evidence that the trading price is reasonably likely to be less than 98% of the product of our common stock price and the conversion rate then in effect. If the holder provides such evidence, we will instruct the trustee to determine the trading price beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than 98% of the product of our common stock price and the then-current conversion rate.

Conversion Upon Notice of Redemption

Holders of notes may surrender for conversion any note called for redemption at any time prior to the close of business on the second business day prior to the redemption date, even if the notes are not otherwise convertible at such time.

Conversion Upon Specified Corporate Transactions

If we elect to:

•

distribute to all or substantially all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our common stock at less than the average common stock price for the ten trading days immediately preceding the date that such distribution was first publicly announced; or

•

distribute to all or substantially all holders of our common stock cash, other assets, debt securities or certain rights or warrants to subscribe for or purchase our securities, which distribution has a per share value exceeding 15% of our common stock price on the trading day immediately preceding the date that such distribution was first publicly announced, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion until the earlier of the close of business on the second business day prior to the ex-dividend date or our announcement that such distribution will not take place. This provision shall not apply if the holder of a note otherwise participates in the distribution on an as-converted basis (solely into shares of our common stock at the then applicable conversion price) without conversion of such holder’s notes.

In addition, if we are a party to a fundamental change (as defined under “ — Repurchase at Option of Holders Upon a Fundamental Change”) or a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our common stock would be converted into cash, securities or other property, holders may surrender their notes for conversion at any time beginning 20 scheduled trading days prior to the date that is the anticipated effective date of such transaction and ending on the 20th trading day following the effective date of such transaction. We will notify holders at least 30 scheduled trading days prior to the anticipated effective date of such transaction.

Conversion at Scheduled Repurchase Dates or Final Maturity

Holders of notes may surrender notes for conversion at any time during the period beginning 30 days prior to and including the second business day prior to any conversion transaction or scheduled repurchase date described under “ — Repurchase of Notes at the Option of the Holder” or the final maturity date.

Adjustment to Conversion Price Upon Certain Fundamental Changes

If holders of notes elect to convert their notes in connection with a corporate transaction described in the first, second or third bullet point of the definition of “fundamental change” (as defined under “ — Repurchase at Option of Holders Upon a Fundamental Change”) that occurs on or prior to May 15, 2012, we will decrease the conversion price for the notes surrendered for conversion, which will increase the conversion rate by a number of shares (“the additional shares”) as described below. A conversion transaction will not constitute a fundamental change and therefore there will be no increase to the conversion rate by a number of “additional shares” in the event of any such conversion transaction. See “Summary — Recent Developments.”

The increase in the conversion rate will be expressed as a number of additional shares per $1,000 principal amount of notes and will be determined by reference to the table below, based on the date on which the corporate transaction becomes effective (the “effective date”) and the share price (the “share price”) paid per share of common stock in the corporate transaction. If holders of shares of our common stock receive only cash in the corporate transaction, the share price shall be the cash amount paid per share. Otherwise, the share price shall be the average of our common stock price on the five trading days prior to but not including the effective date.

The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion price of the notes is adjusted, as described below under “ — Conversion Price Adjustments.” The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion price immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion price as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion price as set forth under “ — Conversion Price Adjustments” below.

The following table sets forth the increase in the conversion rate, expressed as a number of additional shares to be received per $1,000 principal amount of notes.

	Share Price
Effective Date	$9.55	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$36.00
May 15, 2007	19.2419	18.3748	14.4978	12.0378	8.2316	6.2885	4.9431	4.0215	0.4647
May 15, 2008	19.2419	17.4048	13.2859	10.5186	6.6578	4.7292	3.4624	2.6478	0.1528
May 15, 2009	19.2419	16.6918	12.2396	9.1911	5.3116	3.4485	2.3158	1.6665	0.0000
May 15, 2010	19.2419	16.0018	11.2469	8.0753	4.2339	2.5506	1.8611	1.2884	0.0000
May 15, 2011	19.2419	14.9638	9.6623	6.1394	2.6239	1.8492	1.3611	1.0940	0.0000
May 15, 2012	19.2419	14.7278	8.8005	4.6944	1.4508	0.9563	0.6664	0.6253	0.0000

The share prices and additional share amounts set forth above are based upon a common share price of $9.55 on May 9, 2007 and an initial conversion price of $11.70.

Notwithstanding the foregoing, in no event will the conversion rate exceed 104.7120 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion price as set forth under “ — Conversion Price Adjustments” below.

The exact share prices and effective dates may not be set forth in the table above, in which case if the share price is:

•

between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

•	in excess of $36.00 per share (subject to adjustment), no increase in the conversion rate will be made; and

•	less than $9.55 per share (subject to adjustment), no increase in the conversion rate will be made.

Our obligations to deliver the additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Payment Upon Conversion

Upon conversion, a holder will receive, for each $1,000 principal amount of notes surrendered for conversion:

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the conversion value, as defined below; and

•

if the conversion value is greater than $1,000, a number of shares of our common stock, which we refer to as the “remaining shares,” equal to the sum of the daily share amounts, as defined below, for each of the twenty consecutive trading days in the conversion reference period, as defined below, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion reference period.

The “conversion value” for each $1,000 principal amount of notes means the average of the daily conversion values, as defined below, for each of the twenty consecutive trading days of the conversion reference period.

The “daily conversion value” means, with respect to any trading day, the product of (1) the applicable conversion rate and (2) the volume weighted average price of our common stock on such trading day.

The “conversion reference period” means:

•

for notes that are converted during the 30 days prior to the close of business on the second business day prior to the maturity date of the notes, the date of the consummation of a conversion transaction or any scheduled repurchase date, the twenty consecutive trading days beginning on the third trading day following the maturity date, the date of the consummation of such conversion transaction, or the applicable repurchase date;

•	with respect to optional redemption, the twenty consecutive trading days beginning on the third trading day following the redemption date; and

•	in all other instances, the twenty consecutive trading days beginning on the third trading day following the conversion date.

The “conversion date” with respect to a note means the date on which the holder of notes has complied with all requirements under the indenture to convert such note.

The “daily share amount” means, for each trading day of the conversion reference period and each $1,000 principal amount of notes surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price per share for such trading day x applicable conversion rate) - $1,000 volume weighted average price per share for such trading day x 20

The “volume weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page AFN ‹equity› VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of our common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

A “trading day” means any regular or abbreviated trading day of the NYSE or, if our common stock is not traded on the NYSE, the principal United States national securities exchange on which such common stock is traded, or if such common stock is not traded on the NYSE or listed on a United States national securities exchange, as quoted on any other system of automated dissemination of quotation of securities prices, or if not so quoted, any day on which our common stock is traded regular way in the over-the-counter market and for which a closing bid and a closing ask price for our common stock are available.

A holder of a note otherwise entitled to a fractional share will receive cash equal to the applicable portion of the arithmetic average of the volume weighted average price of our common stock for each of the twenty consecutive trading days of the conversion reference period.

The conversion value, daily share amount and the number of shares, if any, to be issued upon conversion of the notes will be determined by us at the end of the conversion reference period. Upon conversion of a note, we will pay the cash and deliver the shares of common stock, as applicable, as promptly as practicable after the later of the conversion date and the date all calculations necessary to make such payment and delivery have been made, but in no event later than five business days after the later of such dates.

Delivery of the conversion value will be deemed to satisfy our obligation to pay the principal amount of the notes and accrued interest (including additional interest, if any) payable on the notes, except as described below. Accrued interest (including additional interest, if any) will be deemed paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion price to account for accrued and unpaid interest (including additional interest, if any).

Except as described in this paragraph, no holder of notes will be entitled, upon conversion of the notes, to any actual payment or adjustment on account of accrued and unpaid interest (including additional interest, if any) on a converted note, or on account of dividends or distributions on shares of our common stock issued in connection with the conversion. If notes are converted after a regular record date and prior to the opening of business on the next interest payment date, including the date of maturity, holders of such notes at the close of business on the regular record date will receive the interest (including additional interest, if any) payable on such notes on the corresponding interest payment date notwithstanding the conversion. In such event, when the holder surrenders the note for conversion, the holder must deliver payment to us of an amount equal to the interest payable on the interest payment date (including additional interest, if any) on the principal amount to be converted. The foregoing sentence shall not apply (i) to notes called for redemption; (ii) if we have specified a repurchase date with respect to a fundamental change; (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such notes; or (iv) in respect of any conversions that occur (a) between the record date immediately preceding a repurchase date and the related repurchase date as described in “ — Repurchase of Notes at the Option of the Holder” or (b) after the record date immediately preceding the final maturity date.

Conversion Procedures

If holders of notes wish to exercise their conversion right and their notes are in certificated form, they must deliver an irrevocable conversion notice in accordance with the provisions of the indenture, together, if the notes are in certificated form, with the certificated security, to the trustee who will, on their behalf, convert the notes into cash and shares of our common stock. Holders of notes may obtain copies of the required form of the conversion notice from the trustee. If the notes are held in book-entry form, it must complete and deliver the depositary appropriate instructions in accordance with the depositary’s applicable procedures. If a holder of a note has delivered notice of its election to have such note repurchased at the option of such holder on May 15, 2012, May 15, 2017 and May 15, 2022 or as a result of a fundamental change, such note may be converted only if the notice of election is withdrawn as described under “ — Repurchase of the Notes at the Option of the Holder” or “ — Repurchase at Option of Holders Upon a Fundamental Change.”

Conversion Price Adjustments

We will adjust the conversion price if (without duplication):

(1) we issue shares of our common stock to all or substantially all holders of shares of our common stock as a dividend or distribution on our common stock;

(2) we subdivide or combine our outstanding common stock;

(3) we issue to all or substantially all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our common stock (or securities convertible into our common stock) at less than the average common stock price for the ten trading days immediately preceding the date that such distribution was first publicly announced; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of our common stock as if such noteholders had converted their notes solely into common stock immediately prior to such distribution at the then applicable conversion price;

(4) we distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of our stock (other than shares of our common stock), other securities or other assets, or rights, warrants or options to subscribe for or purchase any of our securities, excluding: (a) those rights, warrants or options referred to in clause (3) above; (b) any dividend or distribution paid in cash referred to in clause (5) below; and (c) those dividends, distributions, subdivisions and combinations referred to in clauses (1) and (2) above; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of our common stock as if such noteholders had converted their notes solely into common stock immediately prior to such distribution at the then applicable conversion price;

(5) we declare a cash dividend or cash distribution during any of our quarterly fiscal periods to all or substantially all of the holders of our common stock, in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.30 (appropriately adjusted from time to time for any share dividends on or subdivisions of our common stock) multiplied by the number of shares of common stock outstanding on the record date for such distribution. If we declare such a cash dividend or cash distribution, the conversion price shall be decreased to equal the price determined by multiplying the conversion price in effect immediately prior to the record date for such dividend or distribution by the following fraction:

(Pre-Dividend Sale Price — Dividend Adjustment Amount)

(Pre-Dividend Sale Price)

provided that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of any adjustment under this clause (5), we shall make adequate provision so that each holder of notes shall have the right to receive upon conversion, in addition to the cash and shares of common stock issuable upon such conversion, the amount of cash such holder would have received had such holder converted its notes solely into shares of our common stock at the then applicable conversion price immediately prior to the record date for such cash dividend or cash distribution; or

(6) we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock where the cash and value of any other consideration included in the payment per share exceeds our common stock price on the last day on which tenders or exchanges may be made pursuant to the tender or exchange offer.

“Pre-Dividend Sale Price” means the average common stock price for the three consecutive trading days ending on the trading day immediately preceding the record date for such dividend or distribution.

“Dividend Adjustment Amount” means the amount of the dividend or distribution to the extent payable in cash applicable to one share of our common stock that exceeds $0.30 (appropriately adjusted from time to time for any share dividends on or subdivisions of our common stock).

If we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the conversion price will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing share price of those securities (where such closing sale prices are available) for the 10 trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on the NYSE or such other national or regional exchange or market on which the securities are listed or quoted.

If we reclassify our common stock or we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our common stock are converted into cash, securities, or other property, then at the effective time of the transaction, a holder’s right to convert its notes into cash and shares of our common stock will be changed into a right to convert such notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had converted such notes solely into shares of our common stock at the then applicable conversion price immediately prior to the effective date of such transaction. Appropriate provisions will be made, as determined in good faith by our board of directors, to preserve the net share settlement provisions of the notes following such transaction to the extent feasible.

To the extent that any rights plan adopted by us is in effect upon conversion of the notes into cash or shares of common stock, a holder of notes will receive, in addition to such cash or shares of our common stock, the rights under the rights plan, unless the rights have separated from our common stock at the time of conversion and, as a result, upon conversion of the notes into shares of our common stock, a holder of notes would not be entitled to receive the rights, then in such case the conversion price will be adjusted as if we distributed shares of our common stock, evidences of indebtedness or assets to all holders of our common stock as described above.

Notwithstanding the foregoing, in no event will the conversion rate exceed 104.7120 per $1,000 principal amount of notes, subject to adjustments in the same manner as the events described in clauses (1) through (6) above. Further, notwithstanding anything in this section “ — Conversion Rate Adjustments” to the contrary (subject only to the provisions of the second succeeding sentence), the conversion rate shall not exceed 79.2258 per $1,000 principal amount of the notes, other than as a result of proportional adjustments to the conversion rate in the manner set forth in clauses (1) through (4) above (the limitations on the conversion rate set forth in this sentence are herein referred to as the “Conversion Rate Cap”). Accordingly, other than as a result of such proportional adjustments (subject only to the provisions of the next succeeding sentence), in no event will the shares issuable upon conversion of the notes exceed 20% of our common stock outstanding before the issuance of the notes. We have agreed that we will not take any action described in paragraphs (5) or (6) above if, as a result of such action, the conversion rate adjustment that would otherwise be made pursuant to the provisions of (5) or (6) would be limited by the Conversion Rate Cap, unless such action would not result in a violation of Section 312.03 of the NYSE Listed Company Manual as such rule or successor to such rule may be then in effect and interpreted by the NYSE (or any similar rule of any other stock exchange which is the primary exchange upon which our common stock is listed). If such action would not result in a violation of Section 312.03 of the NYSE Listed Company Manual, or any successor rule or similar rule of any other stock exchange which is the primary exchange upon which our common stock is then listed, then the Conversion Rate Cap shall not apply to such action taken by us.

The conversion price will not be adjusted for the issuance of our common stock (or securities convertible into or exchangeable for our common stock), except as described above. For example, the conversion price will not be adjusted upon the issuance of shares of our common stock:

•	under any present or future employee benefit plan or program of ours; or

•

pursuant to the exercise of any option, warrant or right to purchase our common stock, the exchange of any exchangeable security for our common stock or the conversion of any convertible security into our common stock, in each case so long as such option, warrant, right to purchase, exchangeable security or convertible security is outstanding as of the date the notes are first issued.

We will not issue fractional shares of common stock to a holder who converts a note. In lieu of issuing fractional shares, we will pay cash based on the current market value of the fractional shares as provided in the indenture.

If we make a distribution of property to our stockholders that would be taxable to them as a dividend for U.S. federal income tax purposes and the conversion price is decreased, this decrease will generally be deemed to be the receipt of taxable income by U.S. holders (as defined in “U.S. Federal Income Tax Considerations”) of the notes and would generally result in withholding taxes for non-U.S. holders (as defined in “U.S. Federal Income Tax Considerations”). See “U.S. Federal Income Tax Considerations — U.S. Holders — Constructive Distributions.”

We may from time to time reduce the conversion price if our board of directors determines that this reduction would be in the best interests of Alesco. Any such determination by our board of directors will be conclusive. Any such reduction in the conversion price must remain in effect for at least 20 trading days or such longer period as may be required by law. In addition, we may from time to time reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any stock or rights distribution on our common stock.

We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion price and make such carried-forward adjustments, regardless of whether the aggregate amount is less than 1%, within one year of the first such carried-forward adjustment upon a fundamental change, redemption or conversion or upon maturity.

Ranking

The notes:

•	will be our senior, unsecured obligations;

•	will rank equally in right of payment with all of our existing and future unsubordinated, unsecured indebtedness; and

•	will rank senior to all of our future indebtedness that expressly provides that it is subordinated to the notes.

The notes are also effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of such security. As of June 30, 2007, we had approximately $54 million in outstanding borrowings under repurchase agreements.

The indenture generally does not restrict our ability to incur debt or our ability or the ability of our subsidiaries to incur any other indebtedness.

The notes are our exclusive obligation. Our cash flow and our ability to service our indebtedness, including the notes, is dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, repayment of loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes or have any obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory, regulatory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of June 30, 2007, our consolidated subsidiaries had approximately $10.8 billion of liabilities and other indebtedness in the aggregate (excluding intercompany liabilities), which included $10.6 billion of non-recourse debt of consolidated CDO entities and special purpose vehicles. In accordance with FIN 46R, we have been determined to be the primary beneficiary of certain CDO entities and special purpose vehicles and we include these entities and vehicles in our consolidated financial statements.

Optional Redemption of the Notes

We may redeem the notes, in whole, or in part (a) at any time prior to the date on which they mature to the extent necessary to preserve our qualification as a REIT for U.S. federal income tax purposes or (b) at any time on or after May 20, 2012, for cash at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the notes.

If we choose to redeem less than all of the notes at any time, the trustee will select or cause to be selected the notes to be redeemed on a pro rata basis, by lot, or by any method that it deems fair and appropriate. In the event of a partial redemption, the trustee may select for redemption portions of the principal amount of any note in principal amounts of $1,000 and integral multiples thereof.

For a discussion of the tax treatment to a holder of the notes upon optional redemption by us, see “U.S. Federal Income Tax Considerations — U.S. Holders — Sale, Exchange, Redemption or Other Disposition of Notes” and “— Non-U.S. Holders — Sale, Exchange, Redemption, Conversion or Other Disposition of Notes.”

Repurchase of Notes at the Option of the Holder

Holders of notes have the right to require us to repurchase all or a portion of their notes on May 15, 2012, May 15, 2017 and May 15, 2022. We will repurchase the notes as to which these repurchase rights are exercised for cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date.

We will be required to give notice on a date not less than 30 business days prior to each date of repurchase to the trustee and all holders at their addresses shown in the security register, and to beneficial owners as required by applicable law, stating among other things, the procedures that holders must follow to require us to repurchase their notes. Such notice procedures will be modified to conform to the applicable procedures of the depositary for notes held in global form.

For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see “U.S. Federal Income Tax Considerations — U.S. Holders — Sale, Exchange, Redemption or Other Disposition of Notes” and “ — Non-U.S. Holders — Sale, Exchange, Redemption, Conversion or Other Disposition of Notes.”

The repurchase notice given by a holder electing to require us to repurchase its notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the date of repurchase.

Payment of the repurchase price for the notes will be made promptly following the later of the date of repurchase and the time of delivery or book-entry transfer of the notes.

If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the date of repurchase in accordance with the terms of the indenture, then, immediately after the date of repurchase, the note will cease to be outstanding, whether or not the note is delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

Our ability to repurchase notes may be limited by the terms of our then existing indebtedness or financing agreements. If we are obligated to repurchase the notes, there can be no assurance that we will be able to obtain all required consents under our then existing indebtedness or have available funds sufficient to repay indebtedness, if any, that restricts the repurchase of the notes and to pay the repurchase price for all the notes we may be required to repurchase. Our ability to pay cash to holders electing to require us to repurchase the notes also may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. We would need to seek third-party financing to the extent we do not have available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain any such financing on acceptable terms or at all. See “Risk Factors — Risks Related to the Notes and Common Stock.”

No notes may be repurchased at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the repurchase price with respect to such notes.

Repurchase at Option of Holders Upon a Fundamental Change

If a “fundamental change” as defined below occurs, holders of notes will have the right, at their option, to require us to repurchase all of their notes not previously converted or called for redemption, or any portion of the principal amount thereof, that is equal to $1,000 or an integral multiple of $1,000. The price we are required to pay is 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. If the repurchase date falls after a regular record date and before the corresponding interest payment date, interest (including additional interest, if any) will be paid to the record holder of the notes.

Within 30 calendar days after the occurrence of a fundamental change, we are obligated to give to a holder of notes notice of the fundamental change and of the repurchase right arising as a result of the fundamental change. We must also deliver a copy of this notice to the trustee. To exercise the repurchase right, holders of notes must deliver on or before the close of business on the business day prior to the repurchase date written notice to the trustee of their exercise of their repurchase right, together with the notes with respect to which the right is being exercised. We are required to repurchase the notes on the date that is 30 business days after the date of our notice.

A fundamental change will be deemed to have occurred, at any time after the notes are originally issued if any of the following occurs:

•

any person acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our stock entitling the person to exercise 50% or more of the total voting power of all shares of our stock entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans; or

•

we merge or consolidate with or into any other person, any merger of another person into us or we convey, sell, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to another person, other than:

(i)

any transaction involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our stock and pursuant to which the holders of 50% or more of the total voting power of all shares of our stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction; provided further that a fundamental change shall not be deemed to have occurred pursuant to this second bullet point if the consideration in such merger or consolidation consists solely of shares of publicly traded common stock or securities listed on the NYSE or on an established national securities exchange or automated over-the-counter trading market in the United States, but disregarding any cash payments for fractional shares or pursuant to dissenters’ appraisal rights; or

(ii)	any transaction effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock into solely shares of common stock of the surviving entity;

•	Cohen & Company Management, LLC or another affiliate of Cohen Brothers, LLC ceases to be the manager of Alesco pursuant to the management agreement; or

•

during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Alesco (together with any new directors whose election to the board of directors, or whose nomination for election by the stockholders of Alesco, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

•

the common stock into which the notes are convertible ceases to be listed on the NYSE and is not listed on an established national securities exchange or automated over-the-counter trading market in the United States; or

•	our stockholders pass a resolution approving a plan of liquidation, dissolution or winding up.

A conversion transaction will not constitute a fundamental change, and a holder of notes will therefore not have the right to require us to repurchase its notes for cash upon such event. See “Summary — Recent Developments.”

For purposes of these provisions:

•	whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act; and

•	“person” includes any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

The rules and regulations promulgated under the Exchange Act require the dissemination of prescribed information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to a holder of notes. We will comply with this rule to the extent it applies at that time.

The definition of fundamental change includes the conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets. There is no precise, established legal definition of the phrase “substantially all.” The phrase will likely be interpreted under applicable state law and will depend on particular facts and circumstances. As a result of the uncertainty as to the definition of the phrase “substantially all,” there can be no assurance as to how a court would interpret this phrase if a holder of notes elects to exercise its rights following the occurrence of a transaction that it believes constitutes a transfer of “substantially all” of our properties and assets. Accordingly, a holder’s ability to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our properties and assets may be uncertain.

The foregoing provisions would not necessarily provide a holder of notes with protection if we are involved in a highly leveraged or other transaction that may adversely affect a holder of such notes.

This fundamental change repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the initial purchaser.

If holders elect to have us repurchase notes upon a fundamental change, we may not have the financial resources, or be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. If we were to fail to repurchase the notes when required following a fundamental change, an event of default under the indenture would occur.

Mergers and Sales of Assets by Alesco

We may not consolidate with or merge into any other entity or convey, transfer, sell or lease our properties and assets substantially as an entirety to any entity, and we may not permit any entity to consolidate with or merge into us unless:

•

the entity formed by such consolidation or into or with which we are merged or the entity to which our properties and assets are so conveyed, transferred, sold or leased shall be a business entity organized and existing under the laws of the United States, any state within the United States or the District of Columbia and, if we are not the surviving entity, the surviving entity assumes the payment of the principal of, and interest (including additional interest, if any) on, the notes and the performance of our other covenants under the indenture, provided, however, that in the case of a conversion transaction, the surviving publicly-traded limited liability company shall assume our obligations to deliver securities upon conversion of the notes; and

•

immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	other conditions specified in the indenture are met.

When such an entity assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture.

Events of Default

The following will be events of default under the indenture:

•

we fail to pay the principal of any note, when it becomes due and payable, at the stated maturity, upon acceleration, upon redemption or otherwise (including the failure to make cash payments due upon conversion, or make a payment to repurchase notes tendered pursuant to a fundamental change offer or the failure to repurchase notes at a holder’s option on May 15, 2012, May 15, 2017 and May 15, 2022);

•	we fail to pay any interest, including any additional interest, if any, on any note when due, which failure continues for 30 days;

•	we fail to comply with our obligation to convert any notes into cash and, if applicable, shares of our common stock in the amounts set forth in the indenture, which failure continues for 10 days;

•	we fail to provide timely notice of a fundamental change;

•	we fail to perform any other covenant in the indenture, which failure continues for 60 days following notice as provided in the indenture;

•

any indebtedness (other than non-recourse indebtedness) under any bonds, debentures, notes or other evidences of indebtedness for money borrowed, issued by us or any of our significant subsidiaries, or any guarantee by us or any of our significant subsidiaries, in an aggregate principal amount in excess of $10 million is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after notice as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us or any of our significant subsidiaries.

The term “significant subsidiary” means a subsidiary that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder, unless the holder shall have offered reasonable indemnity to the trustee. Subject to providing indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an event of default, other than an event of default arising from events of insolvency, bankruptcy or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, however, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. If an event of default arising from events of insolvency, bankruptcy or reorganization occurs, then the principal of, and accrued interest (including additional interest, if any) on, all the notes will automatically become immediately due and payable without any declaration or other act on the part of the holders of the notes or the trustee. For information as to waiver of defaults, see “ — Meetings, Modification and Waiver” below.

Holders of notes will not have any right to institute any proceeding with respect to the indenture, or for any remedy under the indenture, unless:

•	the holders give the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request and offered reasonable indemnity to the trustee to institute proceedings;

•	the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with the written request; and

•	the trustee shall have failed to institute such proceeding within 60 days of the written request.

These limitations do not, however, apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest, including additional interest, on the notes on or after the respective due dates expressed in the notes or a holder’s right to convert its notes in accordance with the indenture.

We will be required to furnish to the trustee annually a statement as to the performance of certain of our obligations under the indenture and as to any default in such performance.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “ — Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, will for the first

120 days after the occurrence of such an event of default consist exclusively of the right to receive special interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the special interest began to accrue on any notes. The special interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 120th day thereafter (or such earlier date on which the event of default shall have been cured or waived). On such 120th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 120th day), such special interest will cease to accrue and, if the event of default relating to reporting obligations has not been cured or waived prior to such 120th day, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders in the event of the occurrence of any other event of default. In the event we do not elect to pay special interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

If we elect to pay special interest in connection with an event of default relating to the failure to comply with reporting obligations in the indenture, which are described below under “ — Reports,” and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act in accordance with the immediately preceding paragraph, we will notify all holders of notes and the trustee and paying agent of such election on or before the close of business on the date on which such event of default first occurs.

Reports

We will be required to file with the trustee, within 15 days after filing the same with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event we are at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file all such reports with the trustee as may be required by the provisions of Section 314(a) of the Trust Indenture Act.

Meetings, Modification and Waiver

The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

Certain limited modifications and amendments of the indenture may be made without the necessity of obtaining the consent of the holders of the notes. Other modifications and amendments of the indenture may be made, compliance by us with certain restrictive provisions of the indenture may be waived and any past defaults by us under the indenture (except a default in the payment of principal or interest, including additional interest, if any) may be waived, either:

•	with the written consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding; or

•

by the adoption of a resolution, at a meeting of holders of the notes at which a quorum is present, by the holders of at least 66 2/3% in aggregate principal amount of the notes represented at such meeting.

The quorum at any meeting called to adopt a resolution will consist of persons holding or representing a majority in aggregate principal amount of the notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of such aggregate principal amount.

A modification or amendment, however, requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

•	change the stated maturity of the principal of, or interest on, a note;

•	reduce the principal amount of, or interest on, if applicable, any note;

•	reduce the amount payable upon a redemption or repurchase at the option of a holder upon specified dates or upon a fundamental change;

•	reduce the amount of principal payable upon acceleration of the maturity of the note;

•	modify the provisions with respect to the repurchase rights of holders of notes in a manner adverse to the holders;

•	modify our right to redeem the notes in a manner adverse to the holders;

•

modify the provisions of the indenture relating to our requirement to repurchase notes (i) upon a fundamental change after the occurrence thereof or (ii) on May 15, 2012, May 15, 2017 and May 15, 2022;

•	change the place or currency of payment on a note;

•	impair the right to institute suit for the enforcement of any payment on any note;

•	modify our obligation to maintain an office or agency in The City of New York;

•	adversely affect the right to convert the notes other than a modification or amendment required by the terms of the indenture;

•

modify our obligation to deliver information required under Rule 144A of the Securities Act to permit resales of the notes and common stock issued upon conversion of the notes if we cease to be subject to the reporting requirements under the Exchange Act;

•	reduce the above-stated percentage of the principal amount of outstanding notes whose holders’ consent is needed to modify or amend the indenture;

•	reduce the percentage of the principal amount of outstanding notes whose holders’ consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	reduce the percentage required for the adoption of a resolution or the quorum required at any meeting of holders of notes at which a resolution is adopted.

Payment

We will make all payments of principal and interest on the notes by dollar check drawn on an account maintained at a bank in The City of New York. If a holder holds registered notes with a face value greater than $2,000,000, at a holder’s request we will make payments of principal or interest to such holder by wire transfer to an account maintained by the holder at a bank in The City of New York. Payment of any interest on the notes will be made to the entity in whose name the note, or any predecessor note, is registered at the close of business on May 1 or November 1, whether or not a business day, immediately preceding the relevant interest payment date (a “regular record date”). If a holder holds registered notes with a face value in excess of $2,000,000 and the holder would like to receive payments by wire transfer, such holder will be required to provide the trustee with wire transfer instructions at least 15 days prior to the relevant payment date. Payments made to The Depository Trust Company, or DTC, as holder of one or more global notes will be made by wire transfer.

Payments on any global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including any global note, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, nor any of our agents or the trustee’s agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in a global note, or for maintaining,

supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in a global note; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We will not be required to make any payment on the notes due on any day that is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

We have appointed the trustee as paying agent and conversion agent. We may terminate the appointment of any paying agent or conversion agent and appoint additional or other paying agents and conversion agents. Until, however, the notes have been delivered to the trustee for cancellation, or moneys sufficient to pay the principal of and interest (including additional interest, if any) on the notes have been made available for payment and either paid or returned to us as provided in the indenture, we will maintain an office or agency in The City of New York for surrender of notes for conversion. Notice of any termination or appointment and of any change in the office through which any paying agent or conversion agent will act will be given in accordance with “ — Notices” below.

All moneys deposited with the trustee or any paying agent, or then held by us, in trust for the payment of principal of or interest (including additional interest, if any) on any notes that remain unclaimed at the end of two years after the payment has become due and payable will be repaid to us, and the holder of notes will then look only to us for payment.

Surrender and Cancellation of Notes

All notes surrendered for payment, redemption, registration of transfer, or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

Notices

Notice to holders of the registered notes will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Notice of a redemption of notes will be given not less than 30 or more than 60 days prior to the redemption date and will specify, among other things, the redemption date and the price at which the notes are to be redeemed. A notice of redemption of the notes will be irrevocable.

Replacement of Notes

We will replace any note that becomes mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated note or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the note before a replacement note will be issued.

Payment of Stamp and Other Taxes

We will pay all stamp and other duties, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance, transfer, exchange or conversion of the notes. We will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein in connection with the notes.

Registration Rights

On May 15, 2007, we entered into a registration rights agreement with the initial purchaser. The following summary of certain provisions of the registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the notes and the shares of common stock issuable upon conversion of the notes (the “registrable securities”), that we will, at our expense:

•	file with the SEC, within 90 days after the date the notes are originally issued, a shelf registration statement covering resales of the registrable securities;

•	use reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 180 days after the date the notes are originally issued; and

•

use reasonable efforts to keep effective the shelf registration statement until the earliest of (i) the date when all registrable securities covered by the shelf registration statement have been disposed of in accordance with the shelf registration statement, (ii) the date when the holders are able to sell or transfer to the public all registrable securities immediately without restriction pursuant to Rule 144 of the Securities Act, or (iii) two years after the last date of original issuance of the notes.

We will be permitted to suspend the use of the prospectus that is part of the shelf registration statement in connection with the sales of registrable securities during prescribed periods of time for business reasons, including acquisitions and divestitures of assets, pending corporate developments, public filings with the SEC and similar events. The periods during which we can suspend the use of the prospectus may not, however, exceed a total of 45 days in any 90-day period or a total of 90 days in any 360-day period. We will provide to each holder of registrable securities copies of the prospectus that is a part of the shelf registration statement, promptly notify each holder when the shelf registration statement has become effective and take certain other actions required to permit public resales of the registrable securities.

We will pay predetermined additional interest (i) if the shelf registration statement is not timely filed or made effective or (ii) after effectiveness, if we fail to make certain filings required by the registration rights agreement or the prospectus is unavailable for periods in excess of those permitted above or as described in the registration rights agreement. The rates at which additional interest will accrue will be as follows:

•	0.25% of the aggregate principal amount of the notes per annum to and including the 90th day after the registration default; and

•	0.50% of the aggregate principal amount of the notes per annum from and after the 91st day after the registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its notes into common stock, the holder will not be entitled to receive any additional interest with respect to such common stock or the principal amount of the notes converted. In addition, in no event will additional interest be payable in connection with the failure to register the common stock deliverable upon conversion of the notes. For avoidance of doubt, if we fail to register both the notes and the common stock deliverable upon conversion of the notes, any additional interest will be payable in connection with the failure to register the notes.

A holder who elects to sell any registrable securities pursuant to the shelf registrant statement:

•	will be required to be named as a selling securityholder in the related prospectus;

•	may be required to deliver a prospectus to purchasers;

•	may be subject to certain civil liability provisions under the Securities Act in connection with those sales; and

•	will be bound by the provisions of the registration rights agreement that apply to a holder making such an election, including certain indemnification provisions.

We have filed the registration statement of which this prospectus is a part to meet our obligations under the registration rights agreement.

We will pay all registration expenses of the shelf registration, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus and take other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities. Selling securityholders remain responsible for all selling expenses (i.e., commissions and discounts).

Governing Law

The indenture, the notes and the registration rights agreement will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

U.S. Bank National Association serves as the trustee under the indenture. The trustee is permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. Under the Trust Indenture Act, however, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.

The holders of a majority in aggregate principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. Any such direction may not, however, conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care of a prudent person in the conduct of his own affairs in the exercise of its powers. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of notes, unless they shall have furnished to the trustee reasonable security or indemnity.

Form, Denomination and Registry

The notes will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and greater multiples.

Global Note, Book-Entry Form

The notes are evidenced by one or more global notes. We have deposited the notes with the trustee as custodian for DTC, and registered the notes in the name of Cede & Co., as nominee of DTC. Except as set forth below, record ownership of a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchaser, banks, trust companies, clearing corporations and certain other organizations. Some of the participants or their representatives, together with other entities, own DTC. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly (called “indirect participants”).

DTC or its nominee will be considered the sole owner and holder of the global notes for all purposes. Except as otherwise provided in this section, owners of beneficial interests in a global note will not be entitled to have notes represented by a global note registered in their names, will not be entitled to receive physical delivery of certificated securities and will not be considered to be the owners or holders of any notes under the global note or any note, including with respect to the giving of any directions to the trustee. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts of customers registered in the names of nominees for such customers. We will make payments of principal of and interest (including any contingent interest and additional interest) on the notes represented by the global note registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests. All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We have been informed that DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the notes represented by a global note as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by a global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in street name.

We will send any redemption notices to Cede & Co. We understand that if less than all the notes are being redeemed, DTC’s practice is to determine by lot the amount of the holdings of each participant to be redeemed.

We also understand that neither DTC nor Cede & Co. will consent or vote with respect to the notes. We have been advised that under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for conversion, only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the notes represented by the global note as to which such participant or participants has or have given such direction. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by a global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

The global notes will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless DTC is unwilling, unable or no longer qualified to continue acting as the depositary for the global note or an event of default with respect to the notes represented by the global notes has occurred and is continuing and DTC notifies the trustee of its decision to exchange the global note for certificated notes. In those circumstances, DTC will exchange the global note for certificated notes that it will distribute to its participants.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the state of New York;

•	a member of the Federal Reserve System;

•	a clearing corporation within the meaning of the Uniform Commercial Code, as amended; and

•	a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act.

The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or the MGCL, our charter and our bylaws. The following is a summary of the material provisions of our stock as of the date of this prospectus, and may not contain all of the information about our stock that may be important to you. You should refer to the full text of our charter and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Authorized Stock

Our charter provides that we may issue up to 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of August 7, 2007, we had 29 holders of record of our common stock who held in the aggregate 59,459,305 shares. As of the date of this prospectus, no shares of preferred stock have been issued or are outstanding and we do not have current plans to issue any preferred stock.

Common Stock

All shares of our common stock sold pursuant to this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of our shares of common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because certain operating assets may be held by our subsidiaries, this may mean that a subsidiary of ours may be able to merge or sell all or substantially all of our assets without a vote of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms or conditions of redemption for each such series. As of the date of this prospectus, no shares of preferred stock are outstanding and we have no current plans to issue any preferred stock.

Power to Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which our election to be a REIT has been made). Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which our election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our stock that are intended to, among other purposes, assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of the aggregate value of the issued and outstanding shares of any class or series of our stock, including our common stock. We refer to this restriction in this prospectus as the “ownership limit.”

The ownership attribution rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our outstanding common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

Our board of directors may, in its sole discretion, after obtaining certain representations and undertakings from a stockholder, waive or modify the ownership limit with respect to one or more stockholders. However, our board of directors may not grant such a waiver or modification to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of the outstanding shares of our stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. The person seeking a waiver or modification must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of the foregoing restriction will result in the automatic transfer of the shares of our stock causing such violation to a trust (as described below).

Our charter further prohibits:

•

any person from actually or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately (or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice) to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in our stock being beneficially owned by at least 100 persons, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) and the purported owner shall acquire no rights in the shares. In the event that any of the restrictions on ownership in our charter described above (including the ownership limit) are violated, the number of shares in excess of such applicable ownership limitation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand to be held in trust for distribution to the beneficiary of the trust, and all distributions and other distributions paid by us with respect to such shares of stock held in the trust prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on ownership, then our charter provides that any transfer of the shares will be void and of no force or effect, and the purported transferee shall acquire no rights in the excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (1) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trustee; and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the market price on the date we, or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any distributions or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of the shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the restrictions on ownership and transfer of our shares. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (1) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as provided in the regulations promulgated under the Internal Revenue Code) of the shares of our outstanding stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

All certificates representing shares of our stock bear a legend referring to the restrictions on ownership described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of us that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Mellon Investor Services, LLC.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of the MGCL and our charter and bylaws that may deter or prevent unsolicited takeover attempts. Because the description is a summary, it does not contain all of the information about the MGCL, our charter or our bylaws that may be important to you. In particular, you should refer to, and this summary is qualified in its entirety by, the full text of our charter and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

Our charter and bylaws provide that the number of directors may be established by our board of directors but may not be fewer than one nor more than 15. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors. In addition, only our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director.

Removal of Directors

Our charter provides that a director may be removed from office at any time with or without cause by the affirmative vote of the holders of stock entitled to cast at least two-thirds of the votes entitled to be cast in the election of directors.

Business Combinations

Maryland law prohibits “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of the voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock; or

•

an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•

two-thirds of the votes entitled to be cast by holders of the voting stock of the corporation, voting together as a single voting group, other than shares held by (1) the interested stockholder who will (or whose affiliate will) be a party to the proposed business combination; or (2) an affiliate or associate of the interested stockholders.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our charter includes a provision excluding us from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder unless our charter is amended to modify or eliminate this provision.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute on or before the tenth day after the control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the charter or bylaws of the corporation and adopted at any time before the acquisition of the shares.

Our charter and bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions, by any person, of our stock, unless our charter and bylaws are subsequently amended to modify or eliminate this provision.

Amendment to Our Charter and Bylaws

Our charter may be amended only if declared advisable by our board of directors and approved by the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast on the matter. Our bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of our board of directors or by a vote of a majority of the voting power of our common stock.

Term and Termination

Our termination must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	With respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•	pursuant to our notice of the meeting;

•	by, or at the direction of, a majority of our board of directors; or

•	by a stockholder of record who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

•	With respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law.

•	Nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

•	by, or at the direction of, our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Procedures Governing Stockholder-Requested Special Meetings

Our bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (a) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (b) the time frame for our board of directors to fix such record date; (c) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (d) that our board of directors has the authority to set the time, date and place of special stockholders meetings; (e) under what circumstances a notice of a special stockholders meeting may be revoked; and (f) methods by which our board of directors may seek verification of the validity of a stockholder request for a special meeting.

Unsolicited Takeovers

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors by fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships, and (c) require, unless called by the chairman of the board, president, chief executive officer or the board of directors, the request of holders of a majority of all of the votes entitled to be cast at such meeting to call a special meeting. Further, as permitted by Subtitle 8, our charter prohibits us from electing to become subject to any or all of the provisions of Subtitle 8.

SELLING SECURITYHOLDERS

The notes were originally issued by us and sold by RBC Capital Markets Corporation, the initial purchaser, in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchaser to be qualified institutional buyers as defined by Rule 144A under the Securities Act. The notes were subsequently resold by the initial purchaser to purchasers, including the selling securityholders listed below, in transactions exempt from registration pursuant to Rule 144A under the Securities Act. Selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes and the shares of common stock issued upon conversion of such notes. Information about selling securityholders is set forth herein and information about additional selling securityholders may be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

The following table sets forth information, as of August 9, 2007, with respect to the selling securityholders and the principal amount of notes that each selling securityholder may offer pursuant to this prospectus and the number of shares of common stock into which such notes are convertible. The number of shares of common stock that may be sold is calculated based on the initial conversion rate of 85.4701 shares of common stock per $1,000 principal amount of notes. This conversion rate is subject to adjustments in certain events. See “Description of Notes.” Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease from time to time.

The selling securityholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling securityholders are not obligated to sell the notes or the shares of common stock issuable upon conversion of the notes, we cannot estimate the amount of the notes or how many shares of common stock that the selling securityholders will hold upon consummation of any such sales. Since the date on which each selling securityholder provided this information, each selling securityholder identified below may have sold, transferred or otherwise disposed of all or a portion of its notes in a transaction exempt from the registration requirements of the Securities Act. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements or amendments to this prospectus to the extent required.

With respect to the information presented concerning the selling securityholders listed in the table below, we have not conducted any independent inquiry or investigation to ascertain the information provided to us and have relied on written questionnaires furnished to us by the selling securityholders for the express purpose of including that information in this prospectus. Based upon information provided by the selling securityholders, none of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any positions or offices or has had any material relationship with us within the past three years, except that RBC Capital Markets Corporation is the agent of the lenders under our $40.0 million credit agreement and acted as the initial purchaser in the original issuance of the notes in May and June 2007 and as the underwriter in the issuance and sale of 8,000,000 shares of our common stock in June 2007.

To the extent any of the selling securityholders identified below are broker-dealers, they may be deemed to be, under interpretations of the staff of the SEC, “underwriters” within the meaning of the Securities Act.

Selling Securityholders Table

Name	Aggregate Principal Amount of Notes That May Be Sold	Percentage of Notes Outstanding	Number of Common Shares That May Be Sold(1)	Percentage of Common Shares Outstanding(2)
Absolute Strategies Fund, Forum Funds Trust(3)	$600,000	+	51,282	+
Advent Global Convertible(4)	2,875,000	2.1%	245,727	+
Alcon Laboratories(5)	284,000	+	24,274	+
Alexandra Global Master Fund Ltd.(6)	4,000,000	2.9%	341,880	+
British Virgin Islands Social Security Board(7)	94,000	+	8,034	+
CBARB, a segregated account of Geode Capital Master Fund, Ltd.(8)	13,000,000	9.3%	1,111,111	+
Empyrean Capital Fund, LP(9)	815,000	+	69,658	+
Empyrean Capital Overseas Fund, Ltd.(10)	1,685,000	1.2%	144,017	+
GLG Market Neutral Fund(11)	6,000,000	4.3%	512,821	+
Grady Hospital Foundation(12)	78,000	+	6,667	+
HFR RV Performance Master Trust(13)	410,000	+	35,043	+
Independence Blue Cross (KHPE Advent Convertible)(14)	430,000	+	36,752	+
JMG Capital Partners, LP(15)	2,500,000	1.8%	213,675	+
JMG Triton Offshore Fund, Ltd.(16)	2,500,000	1.8%	213,675	+
Kayne Anderson Capital Income Fund Ltd.(17)*	1,279,000	+	109,316	+
Kayne Anderson Capital Income Partners (QP), LP(18)*	2,800,000	2.0%	239,316	+
Kayne Anderson Income Partners, LP(19)*	335,000	+	28,632	+
Kayne Anderson Real Assets Fund, LP(20)*	75,000	+	6,410	+
Kayne Anderson REIT Partners, LP(21)*	2,101,000	1.5%	179,573	+
Linden Capital LP(22)	4,000,000	2.9%	341,880	+
Mohican VCA Master Fund, Ltd.(23)	2,400,000	1.7%	205,128	+
Occidental Petroleum Corporation(24)	189,000	+	16,154	+
Police & Fire Retirement System of the City of Detroit(25)	316,000	+	27,009	+
Polygon Global Opportunities Master Fund(26)	26,500,000	18.9%	2,264,958	+
Pro-Mutual(27)	516,000	+	44,103	+
RBC Capital Markets Corporation(28)	30,000,000	21.4%	2,564,103	+
San Francisco City and County ERS(29)	808,000	+	69,060	+
Silvercreek II Limited(30)	2,500,000	1.8%	213,675	+
Silvercreek Limited Partnership(31)	4,000,000	2.9%	341,880	+
The City University of New York(32)	82,000	+	7,009	+
Trustmark Insurance Company(33)	203,000	+	17,350	+
Vicis Capital Master Fund(34)	4,000,000	2.9%	341,880	+
All other holders of notes or future transferees, pledgees, donees or successors of any such holders(35)(36)	22,625,000	16.2%	1,933,761	3.25%
TOTAL	$140,000,000	100%	11,965,814	20.12%

+	Less than 1%.

*	The selling securityholders identified with this symbol have identified that they are, or are affiliates of, registered broker-dealers. These selling securityholders have represented that they acquired their securities in the ordinary course of business and in the open market, and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. To the extent that we become aware that any such selling securityholder did not acquire its securities in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such person as an “underwriter” within the meaning of the Securities Act.

(1)	Assumes conversion of all of the holder’s notes at a conversion rate of 85.4701 of our common shares per $1,000 principal amount of the notes. However, this conversion rate is subject to adjustment as described under “Description of Notes.” As a result, the number of our shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)	Based on a total of 59,459,305 shares of common stock outstanding as of August 7, 2007.

(3)	Eric Hage is the portfolio manager of Mohican Financial Management, which has voting and investment control over securities owned by Absolute Strategies Fund, Forum Funds Trust.

(4)	Tracy Maitland is the controlling person of Advent Global Convertible.

(5)	Tracy Maitland is the controlling person of Alcon Laboratories.

(6)	Mikhail Filimonov has voting and investment control over these securities.

(7)	Tracy Maitland is the controlling person of British Virgin Islands Social Security Board.

(8)	The securities are held in CBARB, a segregated account of the Geode Capital Master Fund, Ltd., which is an open-ended exempted mutual fund company registered as a segregated accounts company under the laws of Bermuda. Phil Dumas has voting and investment control over the securities held by CBARB.

(9)	Tian Xue has voting and investment control over these securities.

(10)	Tian Xue has voting and investment control over these securities.

(11)	GLG Market Neutral Fund is a publicly owned company listed on the Irish Stock Exchange. GLG Partners LP, an English limited partnership, acts as the investment manager of the fund and has voting and dispositive power over the securities held by the fund. The general partner of GLG Partners LP is GLG Partners Limited, an English limited company. The shareholders of GLG Partners Limited are Noam Gottesman, Pierre Lagrange, Jonathan Green and Lehman Brothers (Cayman) Limited, a subsidiary of Lehman Brothers Holdings, Inc., a publicly-held entity. The managing directors of GLG Partners Limited are Noam Gottesman, Pierre Lagrange and Emmanuel Roman and, as a result, each has voting and dispositive power over the securities held by the fund. GLG Partners LP, GLG Partners Limited, Noam Gottesman, Pierre Lagrange and Emmanuel Roman disclaim beneficial ownership of the securities held by the fund, except for their pecuniary interest therein.

(12)	Tracy Maitland is the controlling person of Grady Hospital Foundation.

(13)	Kayne Anderson Capital Advisors, LP is the investment manager for HFR RV Performance Master Trust. David Shladovsky and Richard Kayne exercise investment and voting control on behalf of Kayne Anderson Capital Advisors, LP.

(14)	Tracy Maitland is the controlling person of Independence Blue Cross (KHPE Advent Convertible).

(15)	JMG Capital Partners, L.P. is a California limited partnership. Its general partner is JMG Capital Management, LLC, a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Capital Partners, L.P.’s investments. The equity interests of JMG Capital Management, LLC are owned by JMG Capital Management, Inc., a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the executive officer and director of JMG Capital Management, Inc. and has sole investment discretion over JMG Capital Partners, L.P.’s portfolio holdings.

(16)	JMG Trinton Offshore Fund, Ltd. is an international business company organized under the laws of the British Virgin Islands. The fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company that has voting and dispositive power over the fund’s investments. The equity interests of Pacific Assets Management LLC are owned by Pacific Capital Management, Inc., a California corporation and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific Capital Management, Inc. are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the fund’s portfolio holdings.

(17)	Richard Kayne has sole voting and dispositive power over the securities held by Kayne Anderson Capital Income Fund, Ltd. Kayne Anderson Capital Income Fund, Ltd is an affiliate of KA Associates, a registered broker-dealer.

(18)	Richard Kayne has sole voting and dispositive power over the securities held by Kayne Anderson Capital Income Partners (QP), LP. Kayne Anderson Capital Income Partners (QP), LP is an affiliate of KA Associates, a registered broker-dealer.

(19)	Richard Kayne has sole voting and dispositive power over the securities held by Kayne Anderson Capital Income Partners, LP. Kayne Anderson Capital Income Partners, LP is an affiliate of KA Associates, a registered broker-dealer.

(20)	Richard Kayne has sole voting and dispositive power over the securities held by Kayne Anderson Real Assets Fund, LP. Kayne Anderson Real Assets Fund, LP is an affiliate of KA Associates, a registered broker-dealer.

(21)	Richard Kayne has sole voting and dispositive power over the securities held by Kayne Anderson REIT Partners, LP. Kayne Anderson REIT Partners, LP is an affiliate of KA Associates, a registered broker-dealer.

(22)	Linden GP LLC is the general partner of Linden Capital LP. Siu Min Wong, managing member of Linden GP LLC, has voting and investment control over the securities held by Linden Capital LP.

(23)	Eric C. Hage, the portfolio manager of Mohican VCA Master Fund, Ltd., and Daniel C. Hage have voting control and investment discretion over the securities held by Mohican VCA Master Fund, Ltd.

(24)	Tracy Maitland is the controlling person of Occidental Petroleum Corporation.

(25)	Tracy Maitland is the controlling person of the Police & Fire Retirement System of the City of Detroit.

(26)	Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited, Polygon Investments Ltd., Alexander Jackson, Reade Griffith and Paddy Dear share voting and dispositive power over the securities held by Polygon Global Opportunities Master Fund. Polygon Investment Partners LLP, Polygon Investment Partners LP and Polygon Investment Partners HK Limited, Polygon Investments Ltd., Alexander Jackson, Reade Griffith and Paddy Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.

(27)	Tracy Maitland is the controlling person of Pro-Mutual.

(28)	RBC Capital Markets Corporation, a U.S. broker-dealer affiliate of Royal Bank of Canada, is a member of the National Association of Securities Dealers, Inc.

(29)	Tracy Maitland is the controlling person of San Francisco City and County ERS.

(30)	Louise Morwick and Bryn Joynt collectively have voting and investment control over the securities held by Silvercreek II Limited.

(31)	Louise Morwick and Bryn Joynt collectively have voting and investment control over the securities held by Silvercreek Limited Partnership.

(32)	Tracy Maitland is the controlling person of The City University of New York (CUNY).

(33)	Tracy Maitland is the controlling person of Trustmark Insurance Company.

(34)	Vicis Capital LLC is the investment manager for the Vicis Capital Master Fund. John Succo, Shad Stastney and Sky Lucas exercise voting power and investment control over the securities but disclaim individual ownership of the securities.

(35)	Information about other selling securityholders will be set forth in prospectus supplements or amendments to this prospectus, if required.

(36)	Assumes that any other holders of the notes or any future pledgees, donees, assignees, transferees or successors of or from any other such holders of the notes do not beneficially own any shares of common stock other than the shares of common stock issuable upon conversion of the notes at the initial conversion rate.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Any discussion herein of U.S. federal income tax matters is not intended to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties, and was written to support the promotion or marketing of this transaction. Each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding and disposition of the notes and any common stock into which the notes are converted and our qualification and taxation as a REIT. For purposes of this section, under the heading “U.S. Federal Income Tax Considerations,” references to “we,” “us” or “our” mean only Alesco Financial Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	persons holding notes or common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. holders.

This summary assumes that holders will hold our notes and the common stock the notes are converted into as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE NOTES AND THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTED INTO DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE NOTES AND THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTED INTO TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES AND THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTED.

As used herein, the term “U.S. holder” means a beneficial owner of the notes or the common stock into which the notes may be converted that, for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our notes or common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes or common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our notes or common stock by the partnership.

For purposes of this summary, a non-U.S. holder is a beneficial owner of the notes or the common stock into which the notes may be converted, that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a U.S. holder (as defined above).

Taxation of Interest

U.S. holders will be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with their regular method of tax accounting.

Market Discount

A U.S. holder may be subject to the market discount provisions of the Internal Revenue Code. For this purpose, the market discount on a note acquired by a U.S. holder generally will equal the amount, if any, by which the revised issue price of the note exceeds the holder’s adjusted tax basis in the note immediately after its acquisition. The revised issue price of a note generally equals its issue price plus the amount of any original issue discount that has accrued on the note. The notes were not issued with original issue discount. If a U.S. holder acquires a note at a market discount, subject to a limited de minimis exception, these provisions generally require the holder to treat as ordinary income any gain the holder recognizes on the sale, exchange, retirement or other taxable disposition of that note to the extent of the accrued market discount on that note at the time of disposition, unless the holder elects to include accrued market discount in income over the life of the note. If a U.S. holder holds a note with market discount and receives a combination of common stock and cash upon conversion of the note, any accrued market discount that the holder has not previously included in income or recognized in the exchange will carry over to the new common stock.

The election to include market discount in income over the life of the note, once made, applies to all market discount obligations a holder acquires on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or at the holder’s election, under a constant yield method. If the holder makes a constant yield election, it will apply only to the note with respect to which it is made, and it may not be revoked. If a U.S. holder acquires a note at a market discount and does not elect to include accrued market discount in income over the life of the note, the holder may be required to defer the deduction of a portion of the interest on any indebtedness the holder incurred or maintained to purchase or carry the note until maturity or until the holder disposes of the note in a taxable transaction.

Bond Premium

A note is purchased with “bond premium” if its adjusted basis, immediately after its purchase, exceeds the amounts payable (other than qualified stated interest) on the note. A U.S. holder who purchases a note at a bond premium generally may elect to amortize that premium from the purchase date to the note’s maturity date under a constant-yield method that reflects semiannual compounding based on the note’s payment period. Amortizable bond premium, however, will not include any premium attributable to a note’s conversion feature. The premium attributable to the conversion feature is the excess, if any, of the note’s purchase price over what the note’s fair market value would be if there were no conversion feature.

For purposes of the amortizable bond premium rules, the notes will be deemed to mature on May 15, 2012. If the note is not redeemed on such date, solely for purposes of the amortizable bond premium rules, the note will be considered retired and reacquired by a U.S. holder for an amount equal to such holder’s adjusted tax basis in the note.

Amortized bond premium is treated as an offset to interest income on a note and not as a separate deduction. A holder’s election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce its basis in the note by the amount of the premium amortized in any year.

Additional Interest

We may be required to make payments of additional interest to holders of the notes if we do not file, or cause to be declared or keep effective, a registration statement, as described under “Description of the Notes — Registration Rights” above. We believe that there is only a remote possibility that we would be required to pay additional interest, or that if such additional interest were required to be paid, it would be an incidental amount, and therefore we do not intend to treat the notes as subject to the special rules governing certain contingent payment debt instruments (which, if applicable, would affect the timing, amount and character of income with respect to a note). Our determination in this regard, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position. If, contrary to expectations, we pay additional interest, although it is not free from doubt, such additional interest should be taxable to a U.S. holder as ordinary interest income at the time it accrues or is paid in accordance with the U.S. holder’s regular method of tax accounting. In the event we pay additional interest on the notes, U.S. holders should consult their tax advisors regarding the treatment of such amounts.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition (other than conversion of a note into cash and shares of our common stock, the U.S. federal income tax consequences of which are described under “ — U.S. Holders — Conversion of Notes” below). The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The U.S. holder’s tax basis in the note will generally equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers currently are taxed at a maximum 15% federal rate. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Conversion of Notes

Upon conversion of a note solely into cash, a U.S. holder generally will be subject to the rules described under “ — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above.

The tax consequences of the conversion of a note into cash and shares of our common stock are not entirely clear. We intend to take the position that a U.S. holder will be treated as exchanging the note for our common stock and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. holder would not be permitted to recognize loss, but would be required to recognize capital gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common stock received (treating a fractional share of our common stock as issued and received for this purpose and excluding any such common stock that is attributable to accrued and unpaid interest) upon conversion over (B) the U.S. holder’s tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share of our common stock and any cash received attributable to accrued and unpaid interest). For these purposes, the amount of cash received will include the full amount of the principal return, and, accordingly, it is likely that all of any gain will be recognized. Subject to the discussion under “ — U.S. Holders — Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend, the gain recognized by a U.S. holder upon conversion of a note will be long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. The U.S. holder’s tax basis in the common stock received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share of common stock). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note.

If the conversion were not treated as a recapitalization, it is possible that the cash payment and fair market value of common stock could be treated as received in a fully taxable exchange. Alternatively, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption for cash of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, a U.S. holder’s aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock on a pro rata basis. The U.S. holder generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash received by the U.S. holder (other than amounts attributable to accrued and unpaid interest) and the U.S. holder’s tax basis in the portion of the note treated as redeemed. See “ — U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of Notes” above. With respect to the portion of the note treated as converted, a U.S. holder generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock and common stock received attributable to accrued and unpaid interest), subject to the discussion under “ — U.S. Holders — Constructive Distributions” below regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a fundamental change may be treated as a taxable stock dividend. The tax basis allocated to the portion of the note treated as converted into common stock would be the U.S. holder’s tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest). The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) would include the holding period in the converted note.

With respect to cash received in lieu of a fractional share of our common stock, a U.S. holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the holder’s tax basis in the common stock (determined as discussed above) attributable to the fractional share.

Any cash and the value of any portion of our common stock that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. holder would be taxed as ordinary income. The basis in any shares of common stock attributable to accrued and unpaid interest would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued and unpaid interest would begin on the day after the date of conversion.

A U.S. holder that converts a note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, as described in “Description of the Notes — Conversion Rights — Conversion Procedures,” should consult its tax advisor concerning the appropriate treatment of such payments.

U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of converting their notes into cash or a combination of cash and our common stock.

In the event that we undergo a business combination as described under “Description of the Notes — Conversion Rights — Conversion Price Adjustments,” the conversion obligation may be adjusted so that holders would be entitled to convert the notes into the type of consideration that they would have been entitled to receive upon such business combination had the notes been converted into our common stock immediately prior to such business combination, except that such holders will not be entitled to receive a make whole premium unless such notes are converted in connection with the relevant fundamental change. Depending on the facts and circumstances at the time of such business combination, such adjustment may result in a deemed exchange of the outstanding debentures, which may be a taxable event for U.S. federal income tax purposes.

U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of such an adjustment upon a business combination.

Distributions on Common Stock

For a discussion on the tax consequences of distributions with respect to common stock into which the notes are converted, please see “Taxation of Holders — Taxation of Taxable U.S. Holders — Distributions” below.

Constructive Distributions

The terms of the notes allow for changes in the conversion rate of the notes under certain circumstances. A change in conversion rate that allows holders of notes to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of notes may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of notes for distributions of cash or property to our holders. The adjustment to the conversion rate of notes converted in connection with a fundamental change, as described under “Description of the Notes — Conversion Rights — Adjustment to Conversion Price Upon Certain Fundamental Changes” above, also may be treated as a taxable stock distribution. Since we are a REIT, dividends paid by us will generally not be “qualified dividends” and thus will be taxed at tax rates applicable to ordinary income rather than the maximum 15% rate applicable to certain corporate dividends. Not all changes in the conversion rate that result in holders of notes receiving more common stock on conversion, however, increase such holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Conversely, if an event occurs that dilutes the interests of holders of notes and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our holders could be treated as a taxable stock distribution to the holders. In addition, if an event occurs that increases the interests of holders of the notes and the conversion rate of the notes is not adjusted (or not adequately adjusted), this could be treated as a taxable stock distribution to holders of the notes. Any taxable constructive stock distributions resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property. For a discussion on the tax consequences of distributions to our U.S. holders, please see “Taxation of Holders — Taxation of Taxable U.S. Holders — Distribution” below.

Sale, Exchange or Other Disposition of Common Stock

For a discussion on the U.S. federal income tax consequences of a sale, exchange or other disposition of common stock into which the notes are converted, see “Taxation of Holders — Taxation of Taxable U.S. Holders — Disposition of our Common Stock” below.

Non-U.S. Holders

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence), collected by means of withholding by the payor. Payments of interest on the notes to most non-U.S. holders, however, will qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the non-U.S. holders certify their nonresident status as described below.

The portfolio interest exception will not apply to payments of interest to a non-U.S. holder that:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;

•	is a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through sufficient stock ownership; or

•

is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected (and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) (see the discussion under “ — Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business” below).

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exception, entitlement to treaty benefits and several of the special rules for non-U.S. holders described below apply only if the holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the non-U.S. holder holds the note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The non-U.S. holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Additional Interest

Absent further relevant guidance from the IRS, we may treat payments of additional interest, if any, to non-U.S. holders as described above under “Description of Notes — Registration Rights” as subject to U.S. federal withholding tax. Therefore, we (or our paying agent) may withhold on such payments at a rate of 30% unless we timely receive a properly executed IRS Form W-8BEN or W-8ECI from the non-U.S. holder claiming that such payments are subject to reduction or elimination of withholding under an applicable treaty or are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, generally, if an income tax treaty applies, that any gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder). If we withhold tax from any payment of additional interest made to a non-U.S. holder and such payment is determined not to be subject to U.S. federal income tax, a non-U.S. holder generally would be entitled to a refund of any tax withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock

Non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of notes or common stock (other than with respect to payments attributable to accrued interest, which will be taxed as described under “ — Non-U.S. Holders — Taxation of Interest” above), unless:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), in which case the gain would be subject to tax as described below under “ — Non-U.S. Holders — Income or Gains Effectively Connected with a U.S. Trade or Business”;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or

•	the rules of the Foreign Investment in Real Property Tax Act, or FIRPTA (described below), treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of notes or common stock by a non-U.S. holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the non-U.S. holder’s holding period for the notes or common stock disposed of), a “U.S. real property holding corporation” (or USRPHC). In very general terms, we would be a USRPHC if interest in U.S. real estate comprised at least 50% of our assets. We believe that we currently are not, and will not become in the future, a USRPHC. See “Taxation of Holders — Taxation of Non-U.S. Holders — Disposition of our Common Stock” below regarding the tax treatment of a non-U.S. holder’s sale, exchange, redemption or other disposition of common stock into which the notes are converted.

Distributions on Common Stock

For a discussion regarding the U.S. federal income tax consequences of distribution to non-U.S. holders with respect to common stock into which the notes are converted, see “Taxation of Holders — Taxation of Non-U.S. Holders” below.

Constructive Distributions

Any taxable constructive stock dividends resulting from certain adjustments (or failure to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “ — U.S. Holders — Constructive Distributions” above) generally will be subject to the same tax consequences described under “Taxation of Holders — Taxation of Non U.S. Holders” below including U.S. withholding tax at a 30% rate. Withholding tax applicable to any taxable constructive stock dividends received by a non-U.S. holder may be withheld from interest on the notes, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the non-U.S. holder. The withholding tax on taxable constructive stock dividends, however, may be reduced under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder should demonstrate its entitlement to treaty benefits by timely delivering a properly executed IRS Form W-8BEN or appropriate substitute form. A non-U.S. holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Income or Gains Effectively Connected With a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of notes or common stock by a non-U.S. holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the notes or common stock is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the non-U.S. holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Backup Withholding and Information Reporting

For a discussion on backup withholding and information reporting, see “Taxation of Holders — Backup Withholding and Information Reporting” below.

Taxation as a REIT

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in such a manner.

Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the fair market value of our investments in taxable REIT subsidiaries or TRSs, and other assets, and other items regarding our ability to meet the various requirements for qualification and taxation as a REIT. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs. To the extent we have made or will make certain investments, such as investments in certain securitization transactions, our qualification as a REIT will also depend upon the accuracy of certain other opinions rendered to us in connection with such transactions. While we believe that we are organized and operated so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we so qualify for any particular year. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

As indicated above, qualification and taxation of us as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “ — Requirements for Qualification — General.” While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “ — Failure to Qualify.”

Provided that a company qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its holders. This treatment substantially eliminates the “double taxation” at the corporate and holder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the holder level, upon a distribution of dividends by the REIT. Provided that we qualify as a REIT, we will also generally be entitled to a deduction for dividends we pay.

For tax years through 2010, holders of common stock who are taxed at individual rates are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by holders of common stock taxed at individual rates from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the holders of common stock of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs.

If we continue to qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “ — Prohibited Transactions” and “ — Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than in the case of a de minimis failure of the 5% or 10% asset tests, but our failure is due to reasonable cause and not due to willful neglect and we maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our holders, as described below in “ — Requirements for Qualification — General.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following our acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by it. This tax could apply to the assets acquired from AFT in the merger if AFT failed to qualify as a REIT with respect to its taxable year ended at the closing of the merger.

•

We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in Real Estate Mortgage Investment Conduits, or REMICs, to the extent our shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules apply if we own an equity interest in a taxable mortgage pool which generally will include securitizations backed by mortgage loans or RMBS. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we are not and will not be subject to this tax. For a discussion of “excess inclusion income,” see “ — Effect of Subsidiary Entities — Taxable Mortgage Pools” and “ — Excess Inclusion Income.”

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the holder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the holder’s basis in its common stock.

•	We have subsidiaries or own interests in other lower-tier entities that are corporations, including domestic TRSs, the earnings of which are be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets, income and operations. As further described below, domestic TRSs that we have formed or will form are or will be subject to U.S. federal corporate income tax on their taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A holder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

In order to qualify as a REIT, a REIT cannot have at the end of any REIT taxable year any undistributed earnings and profits that are attributable to a non-REIT year. Accordingly, a REIT has until the close of its first full taxable year in which it has non-REIT earnings and profits to distribute these accumulated earnings and profits. We believe that we have distributed all earnings and profits attributable to our non-REIT year. We acquired AFT, which we believe qualified as a REIT, pursuant to the merger on October 6, 2006. If the IRS were to successfully assert in a later taxable year that AFT did not qualify as a REIT, and had undistributed earnings and profits, we may have to make a deficiency dividend of such undistributed earnings and profits of AFT. Such a deficiency dividend could reduce our cash flow and require us to borrow funds or sell assets at a time when it may not be otherwise opportune to do so.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of its capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any debt or equity securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our asset and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” We expect that we will hold our assets and conduct our operations, in part, through qualified REIT subsidiaries and disregarded subsidiaries. Accordingly, all assets, liabilities, and items of income, deduction and credit of each such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

In the event that a disregarded subsidiary ceases to be wholly-owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “ — Asset Tests” and “ — Gross Income Tests.”

Taxable REIT Subsidiaries. A REIT may jointly elect with a non-REIT subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our holders of common stock.

We have made a TRS election with respect to certain domestic entities, including SFR Subsidiary, Inc., Sunset Funding Inc., Alesco Warehouse Conduit, LLC and Alesco Funding, Inc. We have made TRS elections with respect to certain non-U.S. entities that issued equity interests to us in connection with certain CDO and CLO securitizations, including Sunset Holdings, Ltd., Alesco Preferred Funding X, Ltd., Alesco Preferred Funding XI, Ltd., Alesco Holdings Ltd, Alesco Preferred Funding XII, Ltd., Alesco Preferred Funding XIII, Ltd., Kleros Preferred Funding V, Ltd. and Kleros Preferred Funding VII, Ltd. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the Untied States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. holders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We expect that certain of the CDO and CLO vehicles in which we invest or will invest and with which we have made or will jointly make a TRS election have been or will be organized as Cayman Islands companies and have relied on or will rely on such exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income. Therefore, despite such CDO or CLO entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we are required to include in our income, on a current basis, the earnings of such a TRS. This could affect our ability to comply with the REIT income tests and distribution requirement. See “ — Gross Income Tests” and “Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS or other subsidiary corporation or as receiving any undistributed income that a domestic TRS earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from a domestic TRS. However, a REIT will generally be required to include in its income on a current basis the earnings of a non-U.S. TRS as described in the preceding paragraph. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and, in the case of a domestic TRS, income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging or prohibited transaction income). If dividends are paid to us by one or more of our TRSs, other than a non-U.S. TRS as described in the preceding paragraph, then a portion of the dividends that we distribute to U.S. individual holders of our common stock who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “ — Taxation of Holders — Taxation of Taxable U.S. Holders” and “ — Taxation of Holders — Taxation of Taxable U.S. Holders — Distributions.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We may receive rent that includes amounts for services furnished by one of our TRSs to any of our tenants. Such rent will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

To the extent that certain domestic entities with respect to which we have made a TRS election or any additional TRSs we may form in the future pay any taxes, they will have less cash available for distribution to us. If dividends are paid to us by a taxable domestic TRS, then the dividends such domestic TRS designates and pays to our holders of common stock who are taxed at individual rates, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See “ — Taxation of Holders — Taxation of Taxable U.S. Holders.” Currently, we anticipate that our domestic TRSs will continue to retain their after tax income, if any, subject to compliance with the 20% asset test applicable to our aggregate ownership of TRSs. See “ — Asset Tests.”

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to compose “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

Our securitizations of RMBS are likely classified as taxable mortgage pool securitizations. As we continue to make significant investments in mortgage loans or RMBS, we will likely convey one or more pools of such assets to an entity, which will issue several classes of mortgage-backed bonds having different maturities, and the cash flow on the mortgage assets will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. As with our existing RMBS securitizations, we would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction is or would be a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s holders of common stock. See “ — Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool or fail to qualify as a REIT, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and qualifying hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of shares or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary and any other entity disregarded for U.S. federal income tax purposes.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that we generate may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC.

Among the assets we may hold are mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make mezzanine loans to corporations, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally is qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Dividend Income. We have received or may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

We likely will be required to include in our income, even without the receipt of actual distributions, earning from our foreign TRSs, including from our equity investments in CDOs and CLOs which hold TruPS and leveraged loans. We intend to treat certain of these income inclusions as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT.

Hedging Transactions. We have entered and will enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, or to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into and satisfies other identification requirements, including gain from the sale or disposition of such a transaction, does not and will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We have structured and intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property. We currently do not intend to acquire any real property, but we may acquire real property or interests therein in the future. To the extent that we acquire real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following: if rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, shares possessing 10% or more of the total combined voting power of all classes of shares entitled to vote, or 10% or more of the total value of shares of all classes of shares of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power or value of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and is not attributable to increased rent as a result of a modification of a lease with a “controlled TRS.”

Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income test in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. If the IRS were to determine that we failed the 95% gross income test because income inclusions with respect to our equity investments in foreign TRSs that were distributed by the foreign TRSs during the year such income was accrued are not qualifying income, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the 95% gross income test, to be considered to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert this position, we would fail to qualify as a REIT. See “Failure to Qualify.” Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above even where these relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, shares or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test, (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) is not considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) is not considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt are not so considered if we, and any of our “controlled TRSs” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule) and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of or acquire sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect and we file a schedule describing each asset that caused the failure in accordance with Treasury regulations to be prescribed by the Secretary of the Treasury, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage related securities that we own generally are qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, to the extent we own the equity of a TruPS or leveraged loan securitization and do not make a TRS election with respect to such entity, we will be deemed to own such TruPS or leveraged loans, which will not be a qualifying real estate asset for purposes of the 75% asset test described above. In addition, our equity interest in TRSs including any TRS formed to hold TruPS or leveraged loans is also not a qualifying real estate asset for purposes of the REIT 75% gross asset test. We believe that our holdings of securities and other assets are and will be structured in a manner that has complied with and will continue to comply with the foregoing REIT asset requirements and have monitored and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to sell a debt security issued by an otherwise wholly-owned RMBS CDO vehicle and such debt security was determined by the IRS to represent equity securities of such CDO issuer, such issuer would no longer qualify as a qualified REIT subsidiary and we would no longer be treated as owning the qualified real estate assets of such issuer, but rather greater than 10% of the equity of an entity that has not made an election together with us to be a TRS, which could cause us to fail to qualify as a REIT. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we have entered into and we intend to continue to enter into sale and repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we have been and will continue to be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our holders of common stock in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to holders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each holder on December 31 of the year in which they are declared. In addition, we may elect to treat a dividend as relating to the prior taxable year for purposes of the distribution requirement, provided we declare the distribution before we timely file our federal income tax return for the prior year and we pay the distribution with or before the first regular dividend payment date after such declaration. These distributions are taxable to our holders of common stock in the year in which they are paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to provide us with a tax deduction, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in our organizational documents.

To the extent that we have distributed or will distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we have been or will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our holders of common stock include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our holders of common stock would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. In the past, we have not met these distribution requirements and have paid the aforementioned excise tax; however, in the future, we intend to make timely distributions so that we are not subject to the nondeductible 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes including the inclusion of items of income from CDO and CLO entities in which we hold an equity interest. See “ — Taxable REIT Subsidiaries.” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to holders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we own a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “ — Effect of Subsidiary Entities — Taxable Mortgage Pools.” If all or a portion of us is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of us is treated as a taxable mortgage pool, or we make investments or enter into financing and securitization transactions, such as Kleros Real Estate CDO I, Ltd. and Kleros Real Estate CDO II, Ltd., that give rise to us being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our holders, generally in the same manner as if the taxable mortgage pool were a REMIC. We expect that such financing and securitization transactions will result in a significant portion of our income being considered excess inclusion income. The U.S. Treasury Department has issued guidance governing the tax treatment of holders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our holders that hold our stock in record name in proportion to dividends paid to such stockholders. A holder’s share of any excess inclusion income:

•	could not be offset by net operating losses of a holder;

•

in the case of a holder that is a REIT, regulated investment company, common trust fund or other pass-through entity, would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income to their owners that are disqualified organizations;

•	would be subject to tax as unrelated business taxable income to a tax-exempt holder; and

•

would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. holders.

Excess inclusion income is taxable (at the highest corporate tax rates) to us, rather than our holders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker-dealers who hold our shares on behalf of disqualified organizations are also subject to this tax on the portion of our excess inclusion income allocable to the common stock held on behalf of disqualified organizations.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, regulated investment company or REIT investors, foreign investors and taxpayers with net operating losses should consult their tax advisors with respect to excess inclusion income.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a pass-through entity as inventory or in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We have conducted and intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or for sale to customers in the ordinary course of business. However, whether property is held “for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property by a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale to customers in the ordinary course of business in the hands of the selling REIT. We have not received and do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not due to willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our holders of common stock in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our holders of common stock will generally be taxable in the case of our holders of common stock who are taxed at individual rates, at a maximum rate of 15%, and dividends in the hands of our corporate U.S. holders may be eligible for the dividends received deduction. In addition, our taxable mortgage pool securitization will be treated as separate taxable corporations for U.S. federal income tax purposes. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Holders

Taxation of Taxable U.S. Holders

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. holders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, are generally taken into account by them as ordinary dividend income and are not eligible for the dividends received deduction generally available to corporate holders. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits are allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to holders taxed at individual rates who receive dividends from regular corporations.

In addition, distributions from us that are designated as capital gain dividends are taxed to U.S. holders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our shares of common stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. holders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. holders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. holders may be required to treat up to 20% of capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal income tax rates of 15% (through 2010) in the case of U.S. holders who are taxed at individual rates, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. holders taxed at individual rates, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits are not taxable to a U.S. holder to the extent that they do not exceed the adjusted tax basis of the U.S. holder’s shares in respect of which the distributions were made, but rather reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. holder’s shares, they are included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. holder of record on a specified date in any such month are treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. holders who are taxed at individual rates, we may elect to designate a portion of our distributions paid to such U.S. holders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to such U.S. holders as capital gain, provided that the U.S. holder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from certain non-REIT C corporations (including Alesco Funding Inc., Sunset Funding Inc., Alesco Warehouse Conduit and SFR Subsidiary, Inc.) which are subject to U.S. federal income tax;

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive are treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company), such as domestic TRSs, which are subject to U.S. federal income tax, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We expect that any foreign corporate CDO or CLO entity in which we invest would not be a “qualifying foreign corporation,” and accordingly our distribution of any income with respect to such entities will not constitute “qualified dividend income.”

A portion of our distributions may be characterized as excess inclusion income. To that extent, our distributions cannot be offset by net operating losses of a holder. See “ — Excess Inclusion Income.”

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “ — Taxation as a REIT” and “ — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. holders and do not offset income of U.S. holders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. holders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock. In general, a U.S. holder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. holder’s adjusted tax basis will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. holders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by U.S. holders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. holder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. holder as long-term capital gain.

Taxation of Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. holders of our common stock. The discussion is based on current law and is for general information only. It does not address all aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of a U.S. real property interest, or USRPI (as described below), and which are not effectively connected with a U.S. trade or business of the non-U.S. holder are generally subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. holders that are treated as excess inclusion income are not eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we expect to engage in transactions that result in a portion of our dividend income being considered “excess inclusion income,” and accordingly it is likely that a significant portion of our dividends received by a non-U.S. holder are not eligible for exemption from the 30% withholding tax or a reduced treaty rate.

In general, non-U.S. holders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders are taxed with respect to such dividends, and may also be subject to a 30% branch profits tax, after the application of the U.S. federal income tax, in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless (A) our common stock constitutes a USRPI or (B) either (1) non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. holder’s adjusted tax basis in our common stock will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of the same type (e.g., an individual or a corporation), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the holder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries

(“USRPI capital gains”), is considered effectively connected with a U.S. trade or business of the non-U.S. holder and is subject to U.S. federal income tax at the rates applicable to U.S. holders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we are required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our shares which is regularly traded on an established securities market located in the United States if the non-U.S. holder did not own more than 5% of such class of shares at any time during the one year preceding the distribution. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “ — Taxation of Non-U.S. Holders — Ordinary Dividends.” The branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock. Unless our common stock constitutes a USRPI, a sale of the shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the United States.

In addition, our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of our outstanding shares is held directly or indirectly by non-U.S. holders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. holder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder owned, actually or constructively, 5% or less of our outstanding shares of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. holder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our subsidiaries and holders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business, own property or reside. We may own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of us and our holders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to our holders as a credit against their U.S. federal income tax liability. Prospective holders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

We will not receive any proceeds of the sale of the notes or the shares of common stock covered by this prospectus. The notes and the shares of common stock issuable upon conversion of the notes may be sold from time to time to purchasers:

•	directly by the selling securityholders; or

•

through underwriters, broker-dealers or agents who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling securityholders and/or from purchasers of the notes and shares of common stock for whom they may act as agent.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the shares of common stock issuable upon the notes may be deemed to be “underwriters.” As a result, any profits on the sale of the notes and the shares of common stock issuable upon conversion of the notes by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the shares of common stock issuable upon conversion of the notes are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the shares of common stock issuable upon conversion of the notes may be sold in one or more transactions at:

•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•

on any national securities exchange or quotation service on which the notes and the underlying shares of common stock may be listed or quoted at the time of sale, including the NYSE in the case of the shares of common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes and the shares of common stock issuable upon conversion of the notes, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying shares of common stock in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying shares short and deliver notes and the underlying shares to close out such short positions, or loan or pledge the notes and underlying shares of common stock to broker-dealers that in turn may sell such notes and shares of common stock.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes or the shares of common stock by the selling securityholders. Selling securityholders may be able to sell the notes and the shares of common stock issuable upon conversion of the notes pursuant to an exemption from the registration requirements of the Securities Act rather than making sales pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the shares of common stock issuable upon conversion of the notes by other means not described in this prospectus.

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the notes and the shares of common stock issuable upon conversion of the notes by the selling securityholders and any other such person. In additional, Regulation M may restrict the ability of any person engaged in the distribution of the notes and the shares of common stock issuable upon conversion of the notes to engage in market-making activities with respect to the particular notes and the common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the shares of common stock issuable upon conversion of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes and the shares of common stock issuable upon conversion of the notes.

Pursuant to the registration rights agreement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

LEGAL MATTERS

Certain legal matters, including tax matters, will be passed upon by Clifford Chance US LLP, New York, New York. Certain legal matters relating to Maryland law, including the validity of our shares of common stock, will be passed upon by Venable LLP, Baltimore, Maryland.

EXPERTS

Our consolidated financial statements and related schedules appearing in our Annual Report on Form 10-K as of December 31, 2006 and for the period January 31, 2006 (commencement of operations) to December 31, 2006 (including the schedules appearing therein) and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Sunset’s consolidated financial statements and related schedules as of December 31, 2005 and for the year ended December 31, 2005 have been audited by Hancock Askew & Co., LLP, independent registered public accounting firm, as stated in their report dated March 13, 2006, included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon report such given on the authority of such firm as experts in accounting and auditing.

Sunset’s consolidated financial statements as of December 31, 2004 and for the year ended December 31, 2004, and for the period October 6, 2003 (commencement of operations) to December 31, 2003 (including the schedules appearing therein), included in Sunset’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference certain information that we and, prior to the completion of the merger, Sunset, has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules).

The following documents set forth below, which were previously filed by us with the SEC after the completion of the merger, are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007;

•	our Definitive Proxy Statements on Schedule 14A filed with the SEC on November 9, 2006 and April 30, 2007;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007 and June 30, 2007, filed with the SEC on May 10, 2007 and August 9, 2007; and

•	our Current Reports on Form 8-K filed with the SEC on April 3, 2007, May 10, 2007, May 21, 2007, May 30, 2007, June 8, 2007, June 22, 2007, June 29, 2007, July 6, 2007 and August 3, 2007.

The following documents set forth below, which were previously filed by Sunset with the SEC prior to the completion of the merger, are incorporated by reference into this prospectus:

•	Sunset’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 14, 2006.

In addition, we incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated in this prospectus.

You can obtain any of the documents incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You may request a copy of such documents, without charge, by contacting us at the following address: Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, Daniel Munley, Secretary; Phone: (215) 701-9632; Email: dmunley@cohenandcompany.com.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the distribution of the securities covered by this registration statement. All of the amounts, except the SEC registration fee, are estimated. All of the expenses will be borne by the registrant.

SEC registration fee	$1,296
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Printing fees and expenses	50,000
Miscellaneous	5,000

Total	$206,296

Item 15.	Indemnification of Officers and Directors

The registrant’s charter limits the liability of its directors and officers to the fullest extent permitted by the Maryland General Corporation Law (as amended from time to time, or the MGCL) and, together with the registrant’s bylaws, requires the registrant to indemnify its present and former directors and any individual who, while its director and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee against liabilities to the fullest extent allowed under Maryland law. The registrant’s charter and bylaws permit the registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any officer, employee or agent of the registrant or of any predecessor, to the maximum extent permitted by the MGCL. Accordingly, the registrant has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The registrant maintains director’s and officer’s insurance for the benefit of the company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(1)	was committed in bad faith; or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant’s bylaws obligate the registrant, to the fullest extent permitted by Maryland law in effect from time to time, to, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made a party to the proceeding by reason of his or her service in that capacity; or

•

make any individual who, while its director and at the registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the MGCL, the registrant’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 20, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on June 20, 2007).

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006, by and among Alesco Financial Inc., Alesco Financial Trust and Jaguar Acquisition Inc. (incorporated by reference to Annex A to our Proxy Statement on Schedule 14A filed with the SEC on September 8, 2006).

2.2	Letter Agreement dated September 5, 2006 by and among Alesco Financial Inc., Alesco Financial Trust and Jaguar Acquisition Inc. and the attached Registration Rights Provisions (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 5, 2006).

2.3	Letter Agreement dated September 29, 2006 by and among Alesco Financial Inc., Alesco Financial Trust and Jaguar Acquisition Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 29, 2006).

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

Exhibit No.	Description

4.2	Form of 7.625% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.3	Registration Rights Agreement, dated as of May 15, 2007, by and between Alesco Financial Inc. and RBC Capital Markets Corporation (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.4	Indenture, dated as of May 15, 2007, by and between Alesco Financial Inc. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on May 21, 2007).

4.5	Junior Subordinated Indenture, dated as of June 25, 2007, by and between Alesco Financial Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 29, 2007).

4.6	Indenture, dated as of June 29, 2007, by and among Bear Stearns ARM Trust 2007-2, Citibank, N.A. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.4 to our Quarterly Report on Form 10-Q filed with the SEC on August 9, 2007).

5.1	Opinion of Venable LLP regarding the legality of the securities being registered.*

8.1	Opinion of Clifford Chance US LLP with respect to certain tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Ernst & Young LLP (related to Alesco Financial Inc.’s consolidated financial statements).*

23.2	Consent of Hancock Askew & Co., LLP (related to Sunset Financial Resources, Inc.’s financial statements).*

23.3	Consent of Ernst & Young LLP (related to Sunset Financial Resources, Inc.’s financial statements).*

23.4	Consent of Venable LLP (included in Exhibit 5.1).*

23.5	Consent of Clifford Chance US LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (included on signature page to this registration statement).*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the trustee.*

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b) (2), (b) (5), or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on August 13, 2007 .

ALESCO FINANCIAL INC.

By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. McEntee, III and John J. Longino, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933 and any amendments thereto and to fill the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Rodney E. Bennett Rodney E. Bennett	Director	August 13, 2007

By:	/s/ Daniel G. Cohen Daniel G. Cohen	Chairman, Director	August 13, 2007

By:	/s/ James J. McEntee, III James J. McEntee, III	President, Chief Executive Officer, Director (Principal Executive Officer)	August 13, 2007

By:	/s/ John J. Longino John J. Longino	Chief Financial Officer, Treasurer (Principal Financial Officer)	August 13, 2007

By:	/s/ Christian Carr Christian Carr	Chief Accounting Officer (Principal Accounting Officer)	August 13, 2007

By:	/s/ Thomas P. Costello Thomas P. Costello	Director	August 13, 2007

Signature		Title	Date

By:	/s/ G. Steven Dawson G. Steven Dawson	Director	August 13, 2007

By:	/s/ Jack Haraburda Jack Haraburda	Director	August 13, 2007

By:	/s/ Charles W. Wolcott Charles W. Wolcott	Director	August 13, 2007